Exhibit 99.2

ITEM 8: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Shareholders of Capital Bank Financial Corp.:

In our opinion, based on our audits and the report of other auditors with respect to the 2010 financial statements, the accompanying consolidated balance sheets and the related consolidated statements of income, of comprehensive income, of changes in shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of Capital Bank Financial Corp. and its subsidiary at December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of TIB Financial Corp., a then 98.7% owned subsidiary, as of and for the three months ending December 31, 2010, which statements reflect total net interest income after provision for loan losses of $12,030,000 and net income of $560,000 for the three months then ended. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for TIB Financial Corp. is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Miami, Florida

March 25, 2013, except for the effects of

the measurement period adjustment discussed

in Note 2, as to which the date is November 8, 2013

Capital Bank Financial Corp.

Consolidated Balance Sheets

December 31,

(Dollars and shares in thousands, except per share data)	2012	2011
Assets
Cash and due from banks	$142,361	$87,637
Interest-bearing deposits with banks	592,375	611,137
Federal funds sold	138	11,189

Total cash and cash equivalents	734,874	709,963

Trading securities	—	637
Investment securities available-for-sale (amortized cost $991,566 and $813,167 at December 31, 2012 and 2011, respectively)	1,006,744	826,274
Loans held for sale	11,276	20,746
Loans, net of deferred loan costs and fees	4,724,214	4,281,717
Less: allowance for loan losses	57,262	34,749

Loans, net	4,666,952	4,246,968

Other real estate owned	154,093	168,781
Receivable from FDIC	8,486	13,315
Indemnification asset	49,417	66,282
Premises and equipment, net	198,457	159,730
Goodwill	131,987	115,960
Intangible assets, net	28,636	26,692
Deferred income tax asset, net	183,157	140,047
Accrued interest receivable and other assets	132,874	90,985

Total assets	$7,306,953	$6,586,380

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Noninterest-bearing demand	$895,274	$683,258
Time deposits	2,070,698	2,189,436
Money market	1,125,967	868,375
Savings	492,187	296,355
Negotiable order of withdrawal accounts	1,288,742	1,087,760

Total deposits	5,872,868	5,125,184

Federal Home Loan Bank advances	1,460	221,018
Short-term borrowings	41,508	54,533
Long-term borrowings	180,430	140,101
Accrued interest payable and other liabilities	55,344	54,634

Total liabilities	6,151,610	5,595,470

Commitments and Contingencies (see note 1)
Shareholders’ Equity
Preferred stock $0.01 par value: 50,000 shares authorized, 0 shares issued	—	—
Common stock-Class A $0.01 par value: 200,000 shares authorized, 33,025 and 20,028 shares issued and outstanding	330	200
Common stock-Class B $0.01 par value: 200,000 shares authorized, 22,821 and 26,122 shares issued and outstanding	228	261
Additional paid in capital	1,076,797	890,627
Retained earnings	68,641	18,150
Accumulated other comprehensive income	9,347	7,167
Noncontrolling interest	—	74,505

Total shareholders’ equity	1,155,343	990,910

Total liabilities and shareholders’ equity	$7,306,953	$6,586,380

The accompanying notes are an integral part of these financial statements.

Capital Bank Financial Corp.

Consolidated Statements of Income

Years Ended December 31,

(Dollars in thousands, except per share amounts)	2012	2011	2010
Interest and dividend income
Loans, including fees	$273,000	$205,185	$36,429
Investment securities:
Taxable interest income	17,704	18,203	2,640
Tax-exempt interest income	835	1,311	73
Dividends	65	126	—
Interest-bearing deposits in other banks	828	2,320	3,462
Federal Home Loan Bank stock	1,830	758	141
Federal funds sold	18	9	—

Total interest and dividend income	294,280	227,912	42,745
Interest expense
Deposits	29,509	28,704	4,656
Long-term borrowings	8,594	5,236	458
Federal Home Loan Bank advances	885	2,562	931
Borrowings	68	90	189

Total interest expense	39,056	36,592	6,234
Net interest income	255,224	191,320	36,511

Provision for loan losses	24,491	38,396	753
Net interest income after provision for loan losses	230,733	152,924	35,758

Noninterest income
Service charges on deposit accounts	24,011	13,385	1,992
Fees on mortgage loans originated and sold	5,994	2,791	449
Investment advisory and trust fees	535	1,438	354
FDIC indemnification asset income	1,325	7,627	736
Debit card income	10,516	6,281	382
Legal settlements and insurance recoveries	3,460	—	—
Other income	8,292	4,551	527
Bargain purchase gain	—	—	15,175
Investment securities gains, net	8,619	5,354	—
Other-than-temporary impairment losses on investments:
Gross impairment loss	(44)	(953)	—
Less: Impairments recognized in other comprehensive income	—	337	—

Net impairment losses recognized in earnings	(44)	(616)	—

Total noninterest income	62,708	40,811	19,615

Noninterest expense
Salaries and employee benefits	108,994	81,405	17,229
Net occupancy and equipment expense	39,260	26,229	4,088
Foreclosed asset related expense	28,228	12,776	701
Conversion and merger related expense	7,543	7,620	1,991
Professional fees	12,937	9,287	11,025
Loan workout expense	7,508	3,095	696
Losses (gains) on extinguishment of debt	3,267	(416)	—
Legal settlement expenses	2,752	—	—
Impairment of intangible assets	202	2,872	—
Computer services	9,700	6,525	2,098
FDIC assessments	6,716	5,914	2,097
Telecommunication expenses	5,642	3,264	541
Other expenses	27,209	23,208	3,911

Total noninterest expense	259,958	181,779	44,377

Income before income taxes	33,483	11,956	10,996
Income tax expense (benefit)	(21,542)	4,434	(1,041)

Net income before attribution of noncontrolling interests	55,025	7,522	12,037
Net income attributable to noncontrolling interests	4,534	1,310	7

Net income attributable to Capital Bank Financial Corp.	$50,491	$6,212	$12,030

Basic income per share	$1.06	$0.14	$0.31

Diluted income per share	$1.04	$0.14	$0.31

The accompanying notes are an integral part of these financial statements.

CAPITAL BANK FINANCIAL CORP.

Consolidated Statements of Comprehensive Income

Years Ended December 31,

(Dollars in thousands)	2012	2011	2010
Net income	$55,025	$7,522	$12,037
Other comprehensive income before tax:
Unrealized holding gains (losses) on available for sale securities	10,520	22,399	(4,115)
Less: Reclassification adjustments for gains recognized in income	(8,448)	(4,766)	—

Other comprehensive income, before tax	2,072	17,633	(4,115)
Tax effect	(779)	(6,729)	1,327

Other comprehensive income, net of tax	1,293	10,904	(2,788)

Comprehensive income	$56,318	$18,426	$9,249
Less: Comprehensive income (loss) attributable to noncontrolling interest	4,895	2,288	(22)

Comprehensive income attributable to Capital Bank Financial Corp.	$51,423	$16,138	$9,271

The accompanying notes are an integral part of these financial statements.

Capital Bank Financial Corp.

Consolidated Statements of Changes in Shareholders’ Equity

Years Ended December 31,

(Dollars and shares in thousands)	Shares Common Stock Class A	Class A Stock	Shares Common Stock Class B	Class B Stock	Additional Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total Shareholders’ Equity
Balance, December 31, 2009	19,181	$192	8,726	$87	$526,133	$(92)	$—	$—	$526,320
Net income	—	—	—	—	—	12,030	—	7	12,037
Other comprehensive loss, net of tax benefit of $1,327	—	—	—	—	—	—	(2,759)	(29)	(2,788)
Issuance of common stock	2,203	22	15,010	150	339,540	—	—	—	339,712
Origination of noncontrolling interest	—	—	—	—	—	—	—	5,955	5,955

Balance, December 31, 2010	21,384	$214	23,736	$237	$865,673	$11,938	$(2,759)	$5,933	$881,236

Net income						6,212		1,310	7,522
Other comprehensive income, net of tax expense of $6,729	—	—	—	—	—	—	9,926	978	10,904
Conversion of shares	(2,386)	(24)	2,386	24	—	—	—	—	—
Restricted stock grants	1,030	10	—	—	(10)	—	—	—	—
Stock based compensation	—	—	—	—	9,090	—	—	—	9,090
Origination of noncontrolling interest	—	—	—	—	—	—	—	70,599	70,599
Merger of TIB Bank, Capital Bank and GreenBank into Capital Bank, NA	—	—	—	—	1,577	—	—	(1,577)	—
Rights offerings of subsidiaries	—	—	—	—	14,297	—	—	(2,738)	11,559

Balance, December 31, 2011	20,028	$200	26,122	$261	$890,627	$18,150	$7,167	$74,505	$990,910

Net income	—	—	—	—	—	50,491	—	4,534	55,025
Other comprehensive income, net of tax expense of $779	—	—	—	—	—	—	932	361	1,293
Restricted stock grants	306	3	—	—	(3)	—	—	—	—
Stock based compensation and related tax effect	—	—	—	—	18,740	—	—	13	18,753
Issuance of shares for noncontrolling interest and merger	3,706	37	—	—	78,093	—	1,248	(79,413)	(35)
Initial public offering	5,684	57	—	—	89,340	—	—	—	89,397
Conversion of shares	3,301	33	(3,301)	(33)	—	—	—	—	—

Balance, December 31, 2012	33,025	$330	22,821	$228	$1,076,797	$68,641	$9,347	$—	$1,155,343

The accompanying notes are an integral part of these financial statements.

Capital Bank Financial Corp.

Consolidated Statements of Cash Flows

Years Ended December 31,

(Dollars in thousands)	2012	2011	2010
Cash flows from operating activities
Net income	$55,025	$7,522	$12,037
Adjustments to reconcile net income to net cash used in operating activities:
Accretion of acquired loans	(193,425)	(167,268)	(30,480)
Depreciation and amortization	14,579	4,226	(244)
Provision for loan losses	24,491	38,396	753
Deferred income tax	(15,940)	(9,920)	(159)
Net amortization of investment securities premium/discount	12,569	7,756	1,931
Other than temporary impairment of investment securities	44	616	—
Net realized gains on sales of investment securities	(8,619)	(5,354)	—
Stock-based compensation expense	18,753	9,090	—
Gain on sales of OREO	(3,801)	(1,704)	—
OREO valuation adjustments	22,498	7,781	—
Other	(1,083)	887	(217)
Loss (gain) on extinguishment of debt	3,267	(416)	—
Bargain purchase gain	—	—	(15,175)
Mortgage loans originated for sale	(208,087)	(134,575)	(22,194)
Proceeds from sales of mortgage loans originated for sale	223,551	128,926	18,493
Fees on mortgage loans sold	(5,994)	(2,791)	(449)
Impairment of intangible asset	202	2,872	—
FDIC indemnification asset income	(1,325)	(7,627)	(736)
Loss on sale/disposal of premises and equipment	89	(30)	—
Proceeds from FDIC loss share agreements	27,030	77,372	—
Change in accrued interest receivable and other assets	(10,349)	38,707	1,785
Change in accrued interest payable and other liabilities	(28,702)	(3,857)	(7,090)

Net cash used in operating activities	(75,227)	(9,391)	(41,745)

Cash flows from investing activities
Purchases of investment securities	(919,444)	(656,598)	(211,775)
Sales of investment securities	340,026	325,555	22,204
Repayments of principal and maturities of investment securities available for sale	586,937	389,868	87,173
Net sales of FHLB and Federal Reserve stock	4,749	4,472	(2,849)
Net cash acquired through acquisition of TIBB	—	—	54,665
Net cash used in acquisition of FNB	—	—	(29,751)
Net cash acquired through acquisition of Metro Bank	—	—	75,076
Net cash acquired through acquisition of Turnberry	—	—	57,279
Net cash acquired through acquisition of CBKN	—	27,955	—
Net cash acquired through acquisition of GRNB	—	326,456	—
Net cash acquired through acquisition of SCMF	156,942	—	—
Purchase of trademark	(100)	—	—
Net (increase) decrease in loans	484,887	(21,340)	54,338
Purchases of premises and equipment	(13,994)	(25,244)	(1,277)
Proceeds from sale of premises and equipment	(26)	110	—
Proceeds from sales of OREO	99,704	83,361	12,253

Net cash provided by investing activities	739,681	454,595	117,336

Cash flows from financing activities
Net increase in demand, money market and savings accounts	257,010	242,663	31,062
Net decrease in time deposits	(603,240)	(601,093)	(58,741)
Net increase (decrease) in federal funds purchased and securities sold under agreements to repurchase	(25,533)	(23,322)	4,430
Net decrease in long-term repurchase agreements	(60,000)	—	(10,000)
Net decrease in short term FHLB advances	—	(30,000)	—
Repayments of long term FHLB advances	(297,142)	(221,973)	(21,840)
Proceeds from initial public offering	89,397	—	—
Net proceeds from issuance of common shares	—	—	339,712
Cash paid for non-controlling interest	(35)	—	—
Net proceeds from common stock rights offerings of subsidiaries	—	11,559	—

Net cash provided by (used in) financing activities	(639,543)	(622,166)	284,623

Net increase (decrease) in cash and cash equivalents	24,911	(176,962)	360,214
Cash and cash equivalents at beginning of period	709,963	886,925	526,711

Cash and cash equivalents at end of period	$734,874	$709,963	$886,925

Supplemental disclosures of cash:
Interest paid	$44,427	$56,537	$7,387
Cash collections of contractual interest on acquired impaired loans	167,907	132,800	29,880
Income taxes paid	16,781	10,086	500
Supplemental disclosures of noncash transactions :
OREO acquired through loan transfers and acquisitions	$104,739	$104,279	$20,009
Transfer of OREO to premises and equipment	1,026	—	—
Transfer of financed portion of premises and equipment sold	930	—	—
Net acquisition of non-cash (liabilities)	(156,942)	(283,812)	(138,596)
Non-cash portion of acquired premises and equipment	2,717	—	—
Elimination of noncontrolling interest	79,413	—	—

The accompanying notes are an integral part of these financial statements.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

1.	Summary of Significant Accounting Policies

Principles of Consolidation and Nature of Operations

Capital Bank Financial Corp (“CBF” or the “Company”; formerly known as North American Financial Holdings, Inc.) is a bank holding company incorporated in Delaware and headquartered in Florida whose business is conducted primarily through Capital Bank, National Association (“Capital Bank, NA” or the “Bank”). All significant inter-company accounts and transactions have been eliminated in consolidation. CBF had a total of 164 full service banking offices located in Florida, North Carolina, South Carolina, Tennessee and Virginia.

In September 2012, TIB Financial Corp. (“TIBB”), Green Bankshares Inc. (“GRNB”) and Capital Bank Corporation (“CBKN”), majority owned subsidiaries of the Company, merged with and into Capital Bank Financial Corp. with CBF continuing as the surviving corporation (the “Reorganization”). Upon completion of the Reorganization, the outstanding common shares held by the minority shareholders were converted into an aggregate of 3,709 shares of CBF’s Class A common stock.

The Reorganization was accounted for as a merger with CBF as the accounting acquirer (which is the surviving entity for legal purposes). As this was a common control transaction under Accounting Standard Codification (“ASC”) 805, Business Combinations, the Reorganization was accounted for as an equity transaction in accordance with ASC 810, Consolidation, as the acquisition of a noncontrolling interest. As a result, there was no adjustment to CBF’s historical cost carrying amounts of assets and liabilities reflected in the accompanying balance sheet.

On October 1, 2012, the Company completed its acquisition of Southern Community Financial Corporation, a publicly held bank holding company headquartered in Winston Salem, North Carolina. See Note 2 – Business Combinations, for further information regarding this acquisition.

The Company’s accounting and reporting policies conform to U.S. GAAP and conform to general practices within the banking industry. The following is a summary of the more significant of these policies.

Operating Segments

While the chief operating decision-makers monitor the revenue streams of the various products and services, the financial service operations are considered by management to be one reportable segment. Operations are managed and financial performance is evaluated on a Company-wide basis.

Use of Estimates and Assumptions

To prepare financial statements in conformity with U. S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as presented in the financial statements. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. Material estimates that are particularly susceptible to significant change include the determination of the allowance for loan losses, including estimates of expected cash flows for impaired loans, determination of fair value, determination of impairment of financial instruments, goodwill and intangible assets and the determination of deferred income tax assets and liabilities. Changes in assumptions or in market conditions could significantly affect the fair value estimates. Due to the acquisition discussed in Note 2—Business Combinations, the measurement of assets acquired and liabilities assumed at their estimated fair values represent material estimates which may be subject to change during the measurement period, if additional information available at acquisition date is identified that would materially impact the fair value measurement.

Cash and Cash Equivalents

For purposes of the consolidated statement of cash flows, cash and cash equivalents include cash on hand and highly-liquid items with an original maturity of three months or less including amounts due from banks, federal funds sold, and interest-bearing deposits at the FHLB and the Federal Reserve Bank of Atlanta (“FRB”). Within the investing activities section of the consolidated statement of cash flows, customer loan and deposit transactions and short term borrowings are reported on a net basis.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

Marketable Equity Trading Securities

Marketable equity securities are recorded on a trade-date basis and are accounted for based on the securities’ quoted market prices from a national securities exchange. Those purchased with the intention of recognizing short-term profits are classified as and included in trading securities on our balance sheet. Both realized and unrealized gains and losses on trading securities are included in noninterest income.

Investment Securities and Other than Temporary Impairment

Investment securities which may be sold prior to maturity are classified as Available for Sale and are carried at fair value, with unrealized gains and losses reported in Other Comprehensive Income. Other securities such as Federal Home Loan Bank stock are carried at cost and are included in Other Assets on the balance sheets. Investment securities where the Company has both the intent and ability to hold to maturity are classified as held to maturity and reported at amortized cost.

Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized using the level-yield method without anticipating prepayments, except for mortgage backed securities where prepayments are anticipated. Gains and losses on sales are realized on the trade date and determined using the specific identification method based on the amortized cost of the security sold.

Management regularly reviews each investment security for impairment based on criteria that include the extent to which cost exceeds fair value, the financial health of and specific prospects for the issuer(s) and our ability and intention with regard to holding the security. Management evaluates securities for other-than-temporary impairment (“OTTI”) at least on a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. In determining OTTI under accounting guidance, management considers many factors, including but not limited to: (1) the financial condition and near-term prospects of the issuer, (2) whether the market decline was affected by macroeconomic conditions, and (3) whether the entity has the intent to sell the debt security or more likely than not will be required to sell the debt security before its anticipated recovery. The assessment of whether an OTTI exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time. When OTTI is determined to have occurred, the amount of the impairment recognized in earnings depends on whether management intends to sell the security or it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss. If management intends to sell or it is more likely than not that the Company will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss, the impairment is required to be recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. If management does not intend to sell the security and it is not more likely than not that the Company will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, the credit worthiness of the issuer is analyzed to determine if there is a credit component of the unrealized loss that would require recognition in earnings. Impairment identified through this analysis is separated into the amount representing the credit loss and the amount related to all other factors (i.e., changes in market interest rates, liquidity premiums, etc.). The amount of impairment related to the credit loss is determined based on the present value of cash flows expected to be collected and is recognized in earnings. The amount of the impairment related to other factors is recognized in Other Comprehensive Income, net of applicable taxes. The previous amortized cost basis less the OTTI recognized in earnings becomes the new amortized cost basis of the investment. Future declines in the fair value of securities may result in impairment charges which may be material to the financial condition and results of operations of the Company.

Purchased Credit-Impaired Loans

When it is probable that the Company will not collect all contractual cash flows associated with acquired loans, unless specifically exempt, acquired loans are accounted for under accounting guidance for purchased credit-impaired (“PCI”) loans. Any Allowance for Loan Losses (“the Allowance”) previously associated with these loans does not carry over to the Company and is eliminated in the purchase accounting adjustments. The fair value of the PCI loans is then assigned based on the present value of estimated future cash flows including prepayments but exclusive of any loss-sharing arrangements.

The excess of the gross cash flows expected to be collected over the present value the cash flows at the acquisition date (i.e., the accretable yield) is accreted into income over the estimated remaining term of the PCI loans using the effective yield method, provided that the timing and amount of future cash flows is reasonably estimable. Accordingly, such loans are not classified as nonaccrual as the accretable yield is reported as interest income. The impact of changes in variable interest rates is recognized prospectively as adjustments to interest income.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

For further discussion of the Company’s acquisitions and loan accounting, see Notes 2 and 5 to the consolidated financial statements, respectively.

Originated Loans and Acquired Non-PCI Loans

Originated loans that management has the intent and ability to hold are reported at the principal balance outstanding, net of deferred loan fees and costs, and an allowance for loan losses. Acquired non-PCI loans are initially reported at their acquisition date fair value. Subsequently, acquired non-PCI loans are reported net of amortization or accretion of any applicable acquisition discount or premium and an allowance for loan losses. Interest income on originated and non-PCI acquired loans is reported on the interest method and includes amortization of net deferred loan fees, costs and any applicable acquisition discount or premium over the loan term. If the collectability of interest appears doubtful, the loan is classified as nonaccrual.

Nonaccrual Loans

The majority of loans are placed on nonaccrual status when it is probable that principal or interest is not fully collectible, or generally when principal or interest becomes 90 days past due, whichever occurs first. Certain loans past due 90 days or more may remain on accrual status if management determines that it does not have concern over the collectability of principal and interest.

Generally, when loans are placed on nonaccrual status, accrued and unpaid interest receivable is reversed against interest income in the current period. Interest payments received thereafter are generally applied as a reduction to the remaining principal balance as long as concern exists as to the ultimate collection of the principal. Loans are generally removed from nonaccrual status when they become current as to both principal and interest and concern no longer exists as to the collectability of principal and interest. The Company’s policies related to when loans are placed on nonaccrual status conform to guidelines prescribed by bank regulatory authorities.

FDIC Indemnification Asset

Pursuant to purchase and assumption agreements with the FDIC, the Bank has entered into loss share agreements in which the FDIC will reimburse the Company for certain amounts related to certain acquired loans and other real estate owned should the Company experience a loss. An indemnification asset is recorded at fair value at the acquisition date. The indemnification asset is recognized at the same time as the indemnified loans, and measured on the same basis, subject to collectability or contractual limitations. The indemnification asset on the acquisition date reflects the present value of future cash flows expected to be received from the FDIC using an appropriate discount rate which reflects counterparty credit risk.

Subsequent to initial recognition, the indemnification asset continues to be measured on the same basis as the related indemnified loans and is impacted by changes in estimated cash flows associated with these loans. Deterioration in expected cash flows of the loans, such that expected cash flows from the FDIC exceed the carrying amount of the related indemnification asset, are immediately recorded as an adjustment to the allowance for loan losses and would correspondingly result in an increase in the indemnification asset, with the offset recorded through the consolidated statement of income. Improvements in the cash flows of the loans would result in an adjustment to yield that is accreted into income over the remaining term of the loans and would correspondingly decrease the indemnification asset, with such decrease being amortized into income over a) the remaining term of the loans or b) the life of the shared loss agreements, whichever is shorter. Loss assumptions used in the basis of the indemnified loans are consistent with the loss assumptions used to measure the indemnification asset. Fair value accounting incorporates into the fair value of the indemnification asset an element of the time value of money, which is accreted back into income over the life of the loss sharing agreements.

Upon the determination of an incurred loss the indemnification asset will be reduced by the amount owed by the FDIC. A corresponding claim receivable is recorded until cash is received from the FDIC.

Loans Held for Sale

Certain residential fixed rate mortgage loans originated by the Company are immediately sold to third parties on a servicing released basis. Certain of these sales are subject to temporary recourse provisions. The recourse provisions may require the repurchase of the outstanding balance of loans which default within a limited period of time subsequent to the sale. The recourse periods vary by investor and extend up to seven months subsequent to the sale of the loan. All origination fees are recognized as income at the time of the sale. Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or market, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

Allowance for Loan Losses

The Company maintains an allowance for loan losses to absorb losses incurred in the loan portfolio. The allowance is based on ongoing, quarterly assessments of the probable estimated incurred losses inherent in the portfolio of loans held for investment. The allowance is increased by the provision for loan losses, which is charged against current period operating results and decreased by the amount of charge offs, net of recoveries. The Company’s methodology for assessing the appropriateness of the allowance consists of several key elements, which include the formulaic allowance and the specific allowance for impaired loans.

Management develops and documents its systematic methodology for determining the allowance for loan losses by first dividing its portfolio into segments—commercial real estate, commercial, consumer and other. The Company further divides the portfolio segments into classes and subclasses based on initial measurement attributes, risk characteristics or its method of monitoring and assessing credit risk (such as owner occupied commercial real estate which the Company believes risk characteristics and cash flows are a lined with the Commercial class).

The classes and subclasses for the Company are as follows:

Commercial real estate

•	Non-owner occupied commercial real estate

•	Other commercial construction and land

•	Multifamily commercial real estate

•	1-4 family residential construction and land

Commercial

•	Owner occupied commercial real estate

•	Commercial and industrial

Consumer

•	1-4 family residential

•	HELOC

•	Junior lien

•	Other consumer loans

•	Indirect auto

Other

•	Farmland

•	Agriculture

•	All other loans

Other than for purchased credit-impaired loans, the allowance for loan losses is calculated by applying loss factors to outstanding loans. It is the Company’s policy to use loss factors based on historical loss experience which may be adjusted for significant factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date. The Company has limited historical loss experience on newly originated loans and the historical loss information available relating to the portfolios of acquired loans are considered by management to be irrelevant to newly originated loans due to differences in underwriting criteria and loan type. Accordingly, the Company currently is utilizing loss rates from a peer group of comparable banks based on size, portfolio type and geography in the year ended 2012 and FDIC industry loss rates as the Bank developed relevant historical loss information in the years ended 2011 and 2010, as the basis for determining loss factors to apply to any outstanding loans. The Company derives the loss factors for all segments from pooled loan loss factors. Such pooled loan loss factors (for loans not individually graded) are based on expected net charge off ranges. Loan loss factors, which are used in determining the allowance, are adjusted quarterly primarily based upon the changes in the level of historical net charge offs and parameter updates by management. Management estimates probable incurred losses in the portfolio based on a historical loss look-back period. The look-back period is representative of management’s consideration of relevant historical loss experience.

Furthermore, based on management’s judgment, the Company’s methodology permits adjustments to any loss factor used in the computation of the allowance for significant factors, which affect the collectability of the portfolio as of the evaluation date, but are not reflected in the loss factors. By assessing the probable estimated incurred losses in the loan portfolio on a quarterly basis, management is able to adjust specific and inherent loss estimates based upon the most recent information that has become available. This includes changing the number of periods that are included in the calculation of the loss factors and adjusting qualitative factors to be representative of the current economic cycle impacting the portfolio.

Generally the Company individually evaluates nonaccrual loans with a recorded value greater then $500 for impairment. Residential mortgage and consumer loans are not individually evaluated for impairment unless they become delinquent and exceed $500 in recorded investment or represent troubled debt restructurings. Loans are considered impaired when the individual evaluation of current information regarding the borrower’s financial condition, loan collateral, and cash flows indicates that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement, including interest payments. Impaired loans are carried at the lower of the recorded investment in the loan, the present value of expected future cash flows discounted at the loan’s effective rate, the loan’s observable market price, or the fair value of the collateral, if the loan is collateral dependent. Excluded from the impairment analysis are large groups of smaller balance homogeneous loans such as consumer, home equity line, indirect auto and residential mortgage loans, which are evaluated on a pool basis.

Significant risk characteristics considered in estimating the allowance for credit losses include the following:

•	Commercial and agricultural—industry specific economic trends and individual borrower financial condition;

•	Construction and vacant land, farmland and commercial mortgage loans—type of property (i.e., residential, commercial, industrial) and geographic concentrations and risks and individual borrower financial condition; and

•	Residential mortgage, indirect auto and consumer—historical charge-offs and current trends in borrower’s credit, property collateral, and loan characteristics.

Loans are charged off in whole or in part when they are considered to be uncollectible. For commercial and agricultural, construction and vacant land and commercial mortgage loans, they are generally considered uncollectible based on an evaluation of borrower financial condition as well as the value of any collateral. For residential mortgage and consumer loans, this is generally based on past due status as discussed above, as well as an evaluation of borrower creditworthiness and the value of any collateral. Recoveries of amounts previously charged off are recorded as an increase in the allowance for loan losses.

Management made the following enhancements to the methodology during 2012, which did not have a material effect on the allowance:

•	Narrowed historical credit loss experience data to a peer group of similar financial institutions; previously credit loss experience data for all FDIC banks was utilized. This refinement was made to reflect the trends that are occurring in similar financial institutions.

•	Increased historical credit loss look-back period. The Company began extending its look-back period to reflect a trailing five year business cycle by prospectively adding an additional quarter of data until a five year period is included, the Company is currently using two and half years of data.

•	Inclusion of additional qualitative factors. The Company has incorporated the following factors into its qualitative analysis: i) changes in the nature and product mix of the portfolio; ii) credit loan review coverage and associated findings; and iii) macroeconomic collateral value trends.

Premises and Equipment

Land is carried on the balance sheet at its cost. Premises and equipment are reported at cost less accumulated depreciation. For financial reporting purposes, premises and equipment are depreciated using the straight-line method over their estimated useful lives. Expenditures for maintenance and repairs are charged to operations as incurred, while major renewals and betterments are capitalized. For Federal income tax reporting purposes, depreciation is computed using primarily accelerated methods.

Operating Leases

Rent expense for the Company’s operating leases is recorded on a straight-line basis over the initial lease term and those renewal periods that are reasonably assured. It is common for lease agreements to contain various provisions for items such as step rent or other escalation clauses and lease concessions, which may offer a period of no rent payment. These types of items are recorded into expense on a straight line basis over the minimum lease terms. Certain leases require the Company to pay property taxes, insurance and routine maintenance.

Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure or repossession are generally held for sale and are initially recorded at fair value less cost to sell when acquired, establishing a new cost basis. If fair value subsequently declines below the initial recorded value, a valuation allowance is recorded through expense so that the asset is reported at the lower of cost or fair value less cost to sell. If fair value subsequently increases, a reduction of any previous valuation allowance is recorded, which is limited to total amount of the valuation allowance. Costs incurred after acquisition are generally expensed.

Goodwill and Other Intangible Assets

Goodwill and other intangible assets (including core deposit base premiums, customer relationship intangibles, and mortgage servicing rights) arising from business purchase combinations are initially recorded at fair value. Goodwill and other intangible assets with indefinite useful lives are not amortized and are tested for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Other intangible assets with definite useful lives are amortized over their estimated useful lives to their estimated residual values and tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Other intangible assets are considered to

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

be impaired if the undiscounted cash flows from its associated asset group are less than their recorded net book value; if impairment is determined to exist, the asset must be written down to its fair value based upon discounted cash flows in the period in which impairment is determined to exist. Factors considered in the impairment evaluation include but are not limited to fair market value, general market conditions and projections of future operating results.

In addition, after evaluating the Company’s structure and components, it has been determined that the Company consists of one reporting unit.

Loan Commitments and Related Financial Instruments

Loan Commitments and Related Financial instruments include off-balance sheet credit instruments such as commitments to make loans and letters of credit issued to meet customer financing needs. The face amount for these items represents the exposure to loss before considering customer collateral or ability to repay. Such financial instruments are recorded on the balance sheet when they are funded.

Company Owned Life Insurance

The Company owns life insurance policies on certain current and former directors and employees of its subsidiaries. These policies are recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement, if applicable.

Derivative Instruments

The Company has stand-alone derivative financial instruments which it acquired in its’ purchase of Southern Community, primarily in the form of interest rate swaps, foreign exchange contracts, option agreements, and interest rate caps. These transactions involve both credit and market risk.

The Company does not enter into derivative financial instruments for speculative purposes. All derivatives held are not designated as hedging instruments or otherwise qualify for hedge accounting treatment and all changes in fair value are recognized in non-interest income during the period of change. The $28 net cash settlement on these derivatives is included in non-interest income.

The Company is exposed to credit-related losses in the event of nonperformance by the counterparties to these agreements. The Company controls the credit risk of its financial contracts through credit approvals, limits and monitoring procedures and agreements that specify collateral levels to be maintained by the Company and the counterparties. These collateral levels are based on the credit rating of the counterparties.

The Company currently has derivative instrument contracts which are recorded in other assets and other liabilities on the Company’s balance sheet, consisting of the following:

	December 31, 2012		December 31, 2011
	Fair Value	Notional Amount	Fair Value	Notional Amount
	(Amounts in thousands)
Fair Value of Derivatives
IR Swaps associated with certificates of deposits (matures within 28 years)	$70	$25,000	$—	$—
IR cap contracts (matures within 2 years)	—	12,500	—	—
IR Swaps associated with loan contracts (matures within 2 years)	—	2,366	—	—
Currency exchange contracts (matures within 1 year)	(214)	10,000	—	—
Forward sales loan contracts (matures within 1 year)	—	10,858	—	10,739

	$(144)	$60,724	$—	$10,739

The primary objective for each of these contracts is to minimize risk, interest rate risk being the primary risk for the interest rate caps and swaps; while foreign exchange risk is the primary risk for the foreign exchange contracts. The interest rate on the underlying $10,000 certificates of deposit is based on a proprietary index (Barclays Intelligent Carry Index USD ER) managed by the counterparty (Barclays Bank). The currency swaps are also based on this proprietary index. Note 19 contains additional information regarding derivative financial instruments. The forward sales loan contracts represent a de minimis value for the years ended December 31, 2011 and 2012.

Income Taxes

Income tax expense (or benefit) is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred income tax assets and liabilities are determined using the liability or balance sheet method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax basis of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company recognizes interest and/or penalties related to income tax matters in income tax expense.

A valuation allowance related to the deferred tax asset is required when it is considered more likely than not that all or part of the benefit related to such assets will not be realized. As of December 31, 2012 and 2011, management considered the need for a valuation allowance and based upon its assessment of the evidence available at the time of the analysis, concluded that a valuation allowance was not necessary.

Earnings Per Common Share

Basic earnings per share is net income attributable to common shareholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share includes the dilutive effect of additional potential common shares issuable under stock options and unvested restricted shares computed using the treasury stock method. Earnings per share have been computed based on the following periods:

	2012	2011	2010
Weighted average number of common shares outstanding:
Basic	47,779	45,122	38,206
Dilutive effect of options outstanding	—	—	—
Dilutive effect of restricted shares	558	262	—

Diluted	48,337	45,384	38,206

The dilutive effect of stock options and unvested restricted shares are the only common stock equivalents for purposes of calculating diluted earnings per common share.

Weighted average anti-dilutive stock options and unvested restricted shares excluded from the computation of diluted earnings per share are as follows:

	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Anti-dilutive stock options	2,850	1,783	—
Anti-dilutive restricted shares	—	—	—

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale which are also recognized as separate components of equity.

Securities Purchased Under Agreements to Resell and Securities Sold Under Agreements to Repurchase

Securities purchased under agreements to resell and securities sold under agreements to repurchase are accounted for as collateralized lending and borrowing transactions, respectively, and are recorded at the amounts at which the securities were acquired or sold plus accrued interest. The fair value of collateral either received from or provided to a third party to secure these transactions is regularly monitored and additional collateral is obtained, provided or requested to be returned as appropriate.

Loss Contingencies, Contingent Value Rights and Loss Share True-up Liabilities

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are currently any such matters that will have a material effect on the financial statements. Current contingent value rights and FDIC loss clawback liabilities are periodically remeasured, with any changes in measurement accounted for as non-interest expense. The balance at December 31, 2012 and December 31, 2011 for the contingent value rights was $12,855 and $520, respectively. The balance at December 31, 2012 and Decemer 31, 2011 for the clawback liability was $1,086 and $1,090 respectively.

Related Party Transaction

Certain of the directors and executive officers of Capital Bank, NA, members of their immediate families and entities with which they are associated are customers of and borrowers from the Bank. As of December 31, 2012, total loans outstanding to directors and executive officers of the Bank, and their associates as a group, equaled approximately $16,885. All outstanding loans and commitments included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

Fair Value of Financial Instruments

Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 19—Fair Value. Fair value estimates include uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect these estimates.

Recent Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2013-02, “ Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income .” This update requires entities to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, entities are required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income. The Company is required to adopt this update prospectively for the quarter ending March 31, 2013. The update may result in revised disclosures in the Company’s financial statements but will not have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In October 2012, the FASB issued ASU No. 2012-06, Business Combinations: Subsequent Accounting for an Indemnification Asset Recognized at the Acquisition Date as a Result of a Government-Assisted Acquisition of a Financial Institution. This ASU addresses the diversity in practice about how to interpret the terms on the same basis and contractual limitations when subsequently measuring an indemnification asset recognized in a government-assisted (Federal Deposit Insurance Corporation or National Credit Union Administration) acquisition of a financial institution that includes a loss-sharing agreement (indemnification agreement). For public and nonpublic entities, the amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2012. Early adoption is permitted. The amendments should be applied prospectively to any new indemnification assets acquired after the date of adoption and to indemnification assets existing as of the date of adoption arising from a government-assisted acquisition of a financial institution. We expect that the adoption of the update will not have a material impact on the Company’s consolidated financial condition or results of operations.

In July 2012, the FASB issued ASU No. 2012-02, Topic 350—Intangibles Goodwill and Other (“ASU 2012-02”), which amends Topic 350 to allow an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying value. An entity would not be required to determine the fair value of the indefinite-lived intangible unless the entity determines, based on the qualitative assessment, that it is more likely than not that its fair value is less than the carrying value. ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012 and early adoption is permitted. The adoption did not have a material impact on our consolidated results of operations or financial condition.

In December 2011, the FASB issued ASU 2011-11, “ Disclosures about Offsetting Assets and Liabilities .” This update requires entities to disclose both gross information and net information about instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The scope of this update includes derivatives, sale and repurchase agreements and reverse sale and repurchase agreements and securities borrowing and lending arrangements. The Company is required to adopt this update retrospectively for periods beginning after January 1, 2013. Management does not anticipate that adoption will have a material impact on the Company’s consolidated financial position, results of operations or cash flows. ASU 2013-01 clarifies certain of the provisions of ASU 2011-11.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

2.	Business Combinations and Acquisitions

CBF Acquisition of Southern Community Financial Corporation

On October 1, 2012, the acquisition of all of the preferred and common share interests of Southern Community Financial Corporation (“SCMF” or “Southern Community”) was consummated for a total purchase price of $99,325 in cash. In addition, SCMF shareholders received a contingent value right (“CVR”) which could pay up to $1.30 per share (maximum potential payment of $21,912) in cash at the end of a five-year period based on 75% of the savings to the extent that legacy loan and foreclosed asset losses are less than a prescribed amount. As part of the acquisition, the Company purchased from the United States Department of the Treasury (the “Treasury”) all of the outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A and related warrants originally issued by SCMF to the Treasury in connection with SCMF’s participation in the Treasury’s Troubled Asset Relief Program (“TARP”). The cash purchase price was approximately $46,932 which is equal to the outstanding liquidation amount of the preferred stock and is included in the $99,325 above. Subsequently, SCMF cancelled the Series A Preferred stock. SCMF was the parent of Southern Community Bank and Trust, a bank with 22 branches in Winston-Salem, the Piedmont Triad, and other North Carolina markets. The estimated fair values of assets acquired and liabilities assumed in the acquisition of SCMF were initially based on the information that was available at the time. subsequently, CBF concluded that the underlying asset quality in the SCMF loan portfolio should lead to better credit performance than originally anticipated in our preliminary estimates of fair value. Completion of portfolio due diligence of credit attributes of the acquired loans not initially known but existing at the acquisition date, including assessment of the predecessor institution’s underwriting approach and practices, quality of risk ratings, and borrower credit scores, ultimately resulted in the necessity to revise the original estimate of fair value during 2013. As required by the acquisition method of accounting, the Company retrospectively adjusted the acquisition date balance sheet and the results of operations of the fourth quarter and year ended of 2012 to reflect the following: (1) an increase in the estimated fair value of the loan portfolio; (2) an increase in the associated CVR; (3) a decrease in the deferred tax asset related to the increased value of loans; (4) a decrease in Goodwill caused by the net effect of these adjustments. All amounts presented herein reflect such adjustments. A reconciliation of their impact on the acquired assets, assumed liabilities and prior period operating results is shown below:

(Dollars in thousands)	Reported on Dec. 31, 2012 as of October 1, 2012	Measurement Period Adjustments	Revised as of October 1, 2012
Fair value of assets acquired:
Cash and cash equivalents	$256,267		$256,267
Investment securities	189,771		189,771
Loans	774,781	43,238	818,019
Premises and equipment	35,061		35,061
Other intangible assets	6,860		6,860
Deferred tax asset	43,481	(15,532)	27,949
Other assets	60,159	(174)	59,985

Total assets acquired	1,366,380	27,532	1,393,912

Fair value of liabilities assumed:
Deposits	1,093,914		1,093,914
Long term debt and other borrowings	187,341		187,341
Other liabilities	17,703	11,656	29,359

Total liabilities assumed	1,298,958	11,656	1,310,614

Fair value of net assets acquired	67,422	15,876	83,298
Purchase price	99,325		99,325

Goodwill	$31,903	$(15,876)	$16,027

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

Revision of Previously Issued Financial Statements

As a result of the measurement period adjustment discussed above, the Company revised the 2012 Consolidated Financial Statements as noted herein and, as applicable, 2012 amounts related to loans, net, allowance for loan losses, other real estate owned, goodwill, deferred income taxes, net and accrued interest payable and other liabilities, as adjusted in Notes 5, 6, 9, 10, 15, 19, 20 and 21:

(Dollars in thousands)	December 31, 2012 Revised	December 31, 2012 as Filed

Total assets	$7,306,953	$7,295,713
Total liabilities	6,151,610	6,139,682
Total shareholders’ equity	1,155,343	1,156,031
Total liabilities and shareholders’ equity	7,306,953	7,295,713

	For the Year Ended
	December 31, 2012 Revised	December 31, 2012 as Filed

Income before income taxes	$33,483	$34,435
Income tax benefit	(21,542)	(21,278)
Net income attributable to Capital Bank Financial Corp.	50,491	51,179

Basic earnings per common share	$1.06	$1.07

Diluted earnings per common share	$1.04	$1.06

CBF Investment in Green Bankshares Inc.

On September 7, 2011, Green Bankshares completed the issuance and sale of 119,900 shares of its common stock to the Company for gross consideration of $217,019 less $750 of the Company’s expenses which were reimbursed by Green Bankshares (the “GRNB Investment”). The total consideration was comprised of $147,600 of cash and the Company’s Series A Preferred Stock and warrant to purchase shares of common stock issued by Green Bankshares to the Treasury in connection with the TARP, which were repurchased by the Company and contributed to GRNB at fair value of $68,700 as a component of the Company’s investment consideration. Subsequently, GRNB cancelled the Series A Preferred Stock. In connection with the Company’s Investment, each Green Bankshares shareholder as of September 6, 2011 received one CVR per share that entitles the holder to receive up to $0.75 in cash per CVR at the end of a five-year period based on the credit performance of GreenBank’s then existing loan portfolio as of May 5, 2011. The most significant refinements included in the measurement period adjustments are as follows: (1) increases in the collectability of certain legacy bank fully charged-off loan balances and fees; (2) an increase in the estimated fair value of the core deposit intangible assets; (3) an increase in deferred tax assets related to the other fair value estimate changes offset by a reduction of expected realization of items considered to be built in losses; and (4) an increase in Goodwill caused by the net effect of these adjustments. The following table summarizes the Company’s GRNB Investment and Green Bankshares opening balance sheet as of September 7, 2011 adjusted to fair value:

	Reported on Dec. 31, 2011 as of Sept. 7, 2011	Measurement Period Adjustments	Revised as of Sept. 7, 2011
Fair value of assets acquired:
Cash and cash equivalents	$542,725	$—	$542,725
Investment securities	174,188	(450)	173,738
Loans	1,342,798	1,943	1,344,741
Goodwill	26,825	2,316	29,141
Premises and equipment	71,654	(564)	71,090
Other intangible assets	12,118	1,500	13,618
Deferred tax asset	54,642	(5,423)	49,219
Other assets	140,809	(124)	140,685

Total assets acquired	2,365,759	(802)	2,364,957

Fair value of liabilities assumed:
Deposits	1,872,050	—	1,872,050
Long term debt and other borrowings	231,152	—	231,152
Other liabilities	19,474	(802)	18,672

Total liabilities assumed	2,122,676	(802)	2,121,874

Net assets acquired	243,083	—	243,083
Less: non-controlling interest at fair value	(26,814)	—	(26,814)

	216,269	—	216,269
Underwriting and legal costs	750	—	750

Purchase price	$217,019	$—	$217,019

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

CBF Investment in Capital Bank Corp.

On January 28, 2011, CBKN completed the issuance and sale of 71,000 shares of its common stock to the Company for aggregate consideration of $181,050, less $750 of the Company’s expenses which were reimbursed by CBKN. In connection with the Company’s investment in CBKN, each shareholder as of January 27, 2011 received one CVR that entitles the holder to receive up to $0.75 in cash per CVR (maximum potential payment of $9,658) at the end of a five-year period based on the credit performance of CBKN’s then existing loan portfolio as of November 3, 2010. The following table summarizes the Company’s investment in CBKN and the Company’s opening balance sheet adjusted to fair value:

As of Jan. 28, 2011
Fair value of assets acquired:
Cash and cash equivalents	$208,255
Investment securities	225,336
Mortgage loans held for sale	2,569
Loans	1,104,463
Goodwill	50,095
Other intangible assets	5,004
Deferred tax asset	66,509
Other assets	66,048

Total assets acquired	1,728,279

Fair value of liabilities assumed:
Deposits	1,351,467
Borrowings	123,837
Subordinated debt	19,867
Other liabilities	9,023

Total liabilities assumed	1,504,194

Net assets acquired	224,085
Less: non-controlling interest at fair value	(43,785)

180,300
Underwriting and legal costs	750

Purchase price	$181,050

Pro Formas

The following table reflects the pro forma total net interest income, non interest income and net loss for periods presented as though the acquisition of TIBB, CBKN, GRNB and SCMF had taken place at the beginning of each period. Due to the Company having one reporting segment and the integration of SCMF accounts into that segment, it is impracticable to present separate pro formas for SCMF for the fourth quarter of 2012. The pro forma results are not necessarily indicative of the results of operations that would have occurred had the acquisition actually taken place on the first day of the respective periods, nor of future results of operations.

	Pro Forma Years Ended December 31, (unaudited)
	2012	2011	2010
Net interest income	$285,899	$296,899	$256,308
Non-interest income	84,059	83,902	92,684
Net income (loss)	63,865	(30,327)	(206,050)

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

3.	Cash and Due from Banks

The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank to meet regulatory reserve and clearing requirements. At December 31, 2012, the reserve requirement balance for Capital Bank, NA was $37,683 and the clearing balance requirement was $0.

4.	Investment Securities

The amortized cost and estimated fair value of investment securities held to maturity and available for sale at December 31, 2012, and December 31, 2011 are presented below:

	December 31, 2012
Available for Sale	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value
U.S. Government agencies	$7,913	$102	$—	$8,015
States and political subdivisions—tax exempt	16,019	1,196	—	17,215
States and political subdivisions—taxable	509	64	—	573
Marketable equity securities	2,731	—	12	2,719
Mortgage-backed securities—residential issued by government sponsored entities	959,863	15,048	1,058	973,853
Industrial revenue bond	3,750	50	—	3,800
Corporate bonds	26	—	—	26
Trust preferred securities	250	—	4	246
Collateralized debt obligations	505	—	208	297

	$991,566	$16,460	$1,282	$1,006,744

	December 31, 2011
Available for Sale	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value
States and political subdivisions—tax exempt	$31,552	$2,694	$1	$34,245
States and political subdivisions—taxable	7,216	486	—	7,702
Marketable equity securities	1,796	11	—	1,807
Mortgage-backed securities—residential issued by government sponsored entities	759,565	11,089	749	769,905
Mortgage backed securities—residential private label	5,799	57	129	5,727
Industrial revenue bond	3,750	—	—	3,750
Corporate bonds	2,934	—	124	2,810
Collateralized debt obligations	555	32	259	328

	$813,167	$14,369	$1,262	$826,274

Proceeds from sales and calls of securities available for sale were $496,304, $402,476 and $22,204 for the years ended December 31, 2012, 2011 and 2010, respectively. Gross gains of approximately $8,413, $5,386, and $0 were realized on these sales and calls during the years ended December 31, 2012, 2011 and 2010, respectively. For the years ended December 31, 2012, 2011 and 2010, net gains from investments including trading securities was $8,575, $4,738 and $0, respectively.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

The table below presents a rollforward of the OTTI credit losses recognized in earnings for the year ended December 31, 2012 and December 31, 2011. The Company had no OTTI in the year ended December 31, 2010.

	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Beginning balance	$616	$—	$—
Additions/subtractions:
Credit losses recognized during the period	44	616	—

Ending balance	$660	$616	$—

The estimated fair value of investment securities available for sale at December 31, 2012, by contractual maturity, are shown as follows. Expected maturities may differ from contractual maturities because borrowers may have the right to call or repay obligations without call or prepayment penalties. Debt securities not due at a single maturity date are shown separately.

	Estimated Fair Value	Yield
Due in one year or less	$978	1.59%
Due after one year through five years	1,823	2.88%
Due after five years through ten years	8,267	3.72%
Due after ten years	19,104	3.03%
Mortgage-backed securities—residential	973,853	1.53%

	$1,004,025	1.58%
Marketable equity securities	2,719

	$1,006,744

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

Securities with unrealized losses not recognized in income, and the period of time they have been in an unrealized loss position, are as follows:

	Less than 12 Months		12 Months or Longer		Total
December 31, 2012	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses
Marketable equity securities	$988	$12	$—	$—	$988	$12
Mortgage-backed securities—residential	247,515	846	21,221	212	268,736	1,058
Trust preferred securities	246	4	—	—	246	4
Collateralized debt obligation	—	—	297	208	297	208

Total temporarily impaired	$248,749	$862	$21,518	$420	$270,267	$1,282

	Less than 12 Months		12 Months or Longer		Total
December 31, 2011	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses
States and political subdivisions—tax exempt	$301	$1	$—	$—	$301	$1
Mortgage-backed securities—residential	102,057	878	—	—	102,057	878
Corporate bonds	2,019	124	—	—	2,019	124
Collateralized debt obligation	—	—	246	259	246	259

Total temporarily impaired	$104,377	$1,003	$246	$259	$104,623	$1,262

The Company owns a collateralized debt obligation (“CDO”) collateralized by trust preferred securities issued primarily by banks and several insurance companies. Valuation and measurement of other-than-temporary impairment (“OTTI”) of this investment falls under ASC 325-40, Beneficial Interests in Securitized Financial Assets. The Company compares the present value of expected cash flows to the previous estimate to ensure there are no adverse changes in the expected cash flows which would require the recognition of impairment. The Company utilizes a discounted cash flow valuation model which considers the structure and term of the CDO and the financial condition of the underlying issuers. Specifically, the model details interest rates, principal balances of note classes and underlying issuers, the timing and amount of interest and principal payments of the underlying issuers, and the allocation of the payments to the note classes. The current estimate of expected cash flows is based on the most recent trustee reports and any other relevant market information including announcements of interest payment deferrals or defaults by issuers of the underlying trust preferred securities. Assumptions used in the model include expected future default rates. Interest payment deferrals are generally treated as defaults even though they may not actually result in defaults.

Based on this analysis, as of December 31, 2012, the estimated fair value of the CDO improved by $50 during the period. In addition, the credit loss potential of the CDO improved. Since previous credit impairment was recognized, no recovery is allowed under U.S. GAAP. The CDO was recorded at fair value and the remaining unrealized loss was recognized as a component of accumulated other comprehensive income.

As of December 31, 2012, the Company’s security portfolio consisted of 123 securities, 18 of which were in an unrealized loss position. The majority of unrealized losses are related to the Company’s mortgage-backed securities.

The majority of the mortgage-backed securities at December 31, 2012 and December 31, 2011 were issued by U.S. government-sponsored entities and agencies, institutions which the government has affirmed its commitment to support. Unrealized losses associated with these securities are attributable to changes in interest rates and illiquidity, and not credit quality, and because the Company does not have the intent to sell these mortgage-backed securities and it is not more likely than not that it will be required to sell the securities before their anticipated recovery, the Company does not consider these securities to be other-than-temporarily impaired at December 31, 2012, or December 31, 2011.

Investment securities having carrying values of approximately $403,628 at December 31, 2012 were pledged to secure public funds on deposit, securities sold under agreements to repurchase, and for other purposes as required by law.

5.	Loans

Major classifications of loans, including loans held for sale, are as follows:

	2012	2011
Non-owner occupied commercial real estate	$904,215	$903,914
Other commercial construction and land	415,969	423,932
Multifamily commercial real estate	84,838	98,207
1-4 family residential construction and land	91,680	85,978

Total commercial real estate	1,496,702	1,512,031

Owner occupied commercial real estate	1,065,900	902,816
Commercial and industrial loans	665,507	467,047

Total commercial	1,731,407	1,369,863

1-4 family residential	838,557	818,547
Home equity loans	430,887	383,768
Other consumer loans	136,806	123,121

Total consumer	1,406,250	1,325,436

Other (1)	101,131	95,133

Total loans	$4,735,490	$4,302,463

(1)	Other loans include deposit customer overdrafts of $3,250, and $2,795 as of December 31, 2012 and 2011, respectively.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

Total loans as of December 31, 2012 and 2011, include $11,276 and $20,746 of 1-4 family residential loans held for sale and $673 of deferred loan costs and $508 of deferred loan fees, respectively.

The Company had a non-impaired loan of $2,716 collateralized by a bank branch that we operated under an operating lease. In September 2012, the Company purchased the branch for $2,900. Consideration included $184 of cash and the application of the remaining outstanding loan balance of $2,716.

Covered loans represent loans acquired from the FDIC subject to loss sharing agreements. Covered loans are further broken out into (i) loans acquired with evidence of credit impairment (“Purchased Credit Impaired or PCI Loans” as described in Note 1) and (ii) non-PCI loans. Loans originated by the Company and loans acquired through the purchase of TIBB, CBKN, GRNB and SCMF are excluded from the loss sharing agreements and are classified as “non covered.” Additionally, certain consumer loans acquired through the acquisition of Failed Banks from the FDIC are specifically excluded from the loss sharing agreements.

The Company identifies PCI loans by evaluating both qualitative and quantitative factors. The loans are analyzed by taking into account the individual loan risk rating assigned by the Company along with an understanding of the credit underwriting and monitoring practices of the originating institution as well as loan level data available regarding credit risk, such as delinquency status, origination vintage, accrual and charge off history.

Loans acquired are recorded at fair value in accordance with acquisition accounting, exclusive of the loss share agreements with the FDIC. The fair value estimates associated with the loans include estimates related to expected prepayments and the amount and timing of undiscounted expected principal, interest and other cash flows adjusted for expected credit losses and interest rate fluctuations. At the time of acquisition, the Company accounted for the impaired purchased loans by segregating each portfolio into loan pools with similar risk characteristics, which included:

•	The loan type based on regulatory reporting guidelines, namely whether the loan was a mortgage, consumer, or commercial loan;

•	The nature of collateral; and

•	The relative credit risk of the loan on performance.

From these pools, the Company uses certain loan information, including outstanding principal balance, estimated expected losses, weighted average maturity, weighted average term to re-price (if a variable rate loan), weighted average margin, and weighted average interest rate to estimate the expected cash flow for each loan pool. Over the life of the acquired loans, the Company continues to estimate cash flows expected to be collected on each loan pool. The Company evaluates, at each balance sheet date, whether its estimates of the present value of the cash flows from the loan pools, determined using the effective interest rates, has decreased, such that the present value of such cash flows is less than the recorded investment of the pool, and if so, recognizes a provision for loan loss in its consolidated statement of income, unless interest rate driven. Additionally, if we have favorable changes in our estimates of cash flows expected to be collected for a loan pool such that the then-present value exceeds the recorded investment of that pool, we will first reverse any previously established allowance for loan losses for the pool. If such estimate exceeds the amount of any previously established allowance, we will accrete future interest income over the remaining life of the pool at a rate which, when used to discount the expected cash flows, results in the then-present value of such cash flows equaling the recorded investment of the pool at the time of the revised estimate.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

Resulting from the acquisition of Southern Community Financial, purchased credit-impaired loans for which it was probable at acquisition that all contractually required payments would not be collected is as follows:

Southern Community Financial
Contractually required payments	$547,506
Nonaccretable difference	52,243

Cash flows expected to be collected at acquisition	495,263
Accretable yield	86,037

Fair value of acquired loans at acquisition	$409,226

The table below presents a rollforward of accretable yield and income expected to be earned related to purchased credit-impaired loans is as follows:

	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Balance, beginning of period	$715,479	$292,805	$—
New loans purchased	86,037	411,375	323,285
Accretion of income	(193,425)	(167,268)	(30,480)
Reclassifications (to) from nonaccretable difference	89,218	245,775	—
Disposals	(143,961)	(67,208)	—

Balance, end of period	$553,348	$715,479	$292,805

The contractually required payments represent the total undiscounted amount of all uncollected contractual principal and contractual interest payments both past due and scheduled for the future, adjusted for the timing of estimated prepayments and any full or partial charge-offs prior to acquisition by CBF. Nonaccretable difference represents contractually required payments in excess of the amount of estimated cash flows expected to be collected. The accretable yield represents the excess of estimated cash flows expected to be collected over the initial fair value of the PCI loans.

The accretable yield is accreted into interest income over the estimated life of the PCI loans using the level yield method. The accretable yield will change due to changes in:

•	The estimate of the remaining life of PCI loans which may change the amount of future interest income, and possibly principal, expected to be collected;

•	The estimate of the amount of contractually required principal and interest payments over the estimated life that will not be collected (the nonaccretable difference); and

•	Indices for PCI loans with variable rates of interest.

For PCI loans, the impact of loan modifications is included in the evaluation of expected cash flows for subsequent decreases or increases of cash flows. For variable rate PCI loans, expected future cash flows will be recalculated as the rates adjust over the lives of the loans. At acquisition, the expected future cash flows were based on the variable rates that were in effect at that time.

Because of the loss protection provided by the FDIC, the risks of CBF covered loans and foreclosed real estate are significantly different from those assets not covered under the loss share agreement. Refer to Note 10—Other Real Estate Owned, for the covered and non-covered balances of other real estate owned.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

Non-covered Loans

The following is a summary of the major categories of non-covered loans outstanding as of December 31, 2012 and December 31, 2011:

December 31, 2012	PCI Loans	Non-PCI Loans	Total Non-covered Loans
Non-owner occupied commercial real estate	$628,234	$181,009	$809,243
Other commercial C&D	328,280	55,967	384,247
Multifamily commercial real estate	46,146	27,078	73,224
1-4 family residential C&D	45,305	42,208	87,513

Total commercial real estate	1,047,965	306,262	1,354,227
Owner occupied commercial real estate	425,869	556,025	981,894
Commercial and industrial	194,481	453,969	648,450

Total commercial	620,350	1,009,994	1,630,344
1-4 family residential	486,122	260,622	746,744
Home equity	129,967	240,810	370,777
Consumer	28,109	108,512	136,621

Total consumer	644,198	609,944	1,254,142
Other	56,287	40,480	96,767

Total	$2,368,800	$1,966,680	$4,335,480

December 31, 2011	PCI Loans	Non-PCI Loans	Total Non-covered Loans
Non-owner occupied commercial real estate	$722,776	$55,433	$778,209
Other commercial C&D	331,852	38,713	370,565
Multifamily commercial real estate	75,114	756	75,870
1-4 family residential C&D	47,947	33,286	81,233

Total commercial real estate	1,177,689	128,188	1,305,877
Owner occupied commercial real estate	501,821	286,385	788,206
Commercial and industrial	242,401	200,629	443,030

Total commercial	744,222	487,014	1,231,236
1-4 family residential	578,828	112,580	691,408
Home equity	148,252	162,915	311,167
Consumer	63,328	59,616	122,944

Total consumer	790,408	335,111	1,125,519
Other	79,586	9,653	89,239

Total	$2,791,905	$959,966	$3,751,871

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

Covered Loans

The following is a summary of the major categories of covered loans outstanding as of December 31, 2012 and December 31, 2011:

December 31, 2012	PCI Loans	Non-PCI Loans	Total Covered Loans
Non-owner occupied commercial real estate	$94,916	$56	$94,972
Other commercial C&D	31,722	—	31,722
Multifamily commercial real estate	11,614	—	11,614
1-4 family residential C&D	4,167	—	4,167

Total commercial real estate	142,419	56	142,475
Owner occupied commercial real estate	84,006	—	84,006
Commercial and industrial	16,451	606	17,057

Total commercial	100,457	606	101,063
1-4 family residential	91,586	227	91,813
Home equity	16,823	43,287	60,110
Consumer	185	—	185

Total consumer	108,594	43,514	152,108
Other	4,364	—	4,364

Total	$355,834	$44,176	$400,010

December 31, 2011	PCI Loans	Non-PCI Loans	Total Covered Loans
Non-owner occupied commercial real estate	$125,649	$56	$125,705
Other commercial C&D	53,367	—	53,367
Multifamily commercial real estate	22,337	—	22,337
1-4 family residential C&D	4,745	—	4,745

Total commercial real estate	206,098	56	206,154
Owner occupied commercial real estate	114,610	—	114,610
Commercial and industrial	23,021	996	24,017

Total commercial	137,631	996	138,627
1-4 family residential	127,139	—	127,139
Home equity	20,180	52,421	72,601
Consumer	177	—	177

Total consumer	147,496	52,421	199,917
Other	5,894	—	5,894

Total	$497,119	$53,473	$550,592

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

The following tables present the aging of the recorded investment in past due loans, based on contractual terms, as of December 31, 2012 by class of loans:

Non-purchased credit impaired loans	30-89 Days Past Due		Greater than 90 Days Past Due and Still Accruing/Accreting		Nonaccrual		Total
	Covered	Non-Covered	Covered	Non-Covered	Covered	Non-Covered
Non-owner occupied commercial real estate	$—	$—	$—	$—	$56	$24	$80
Other commercial C&D	—	—	—	—	—	97	97
Multifamily commercial real estate	—	—	—	—	—	—	—
1-4 family residential C&D	—	474	—	—	—	363	837

Total commercial real estate	—	474	—	—	56	484	1,014
Owner occupied commercial real estate	—	405	—	—	—	1,966	2,371
Commercial and industrial	—	608	—	—	276	2,057	2,941

Total commercial	—	1,013	—	—	276	4,023	5,312
1-4 family residential	—	1,648	—	—	—	3,731	5,379
Home equity	1,614	1,416	—	—	2,460	2,613	8,103
Consumer	—	1,873	—	—	—	368	2,241

Total consumer	1,614	4,937	—	—	2,460	6,712	15,723
Other	—	49	—	—	—	—	49

Total	$1,614	$6,473	$—	$—	$2,792	$11,219	$22,098

Purchased credit impaired loans	30-89 Days Past Due		Greater than 90 Day Past Due and Still Accruing/Accreting		Nonaccrual		Total
	Covered	Non-Covered	Covered	Non-Covered	Covered	Non-Covered
Non-owner occupied commercial real estate	$2,799	$4,662	$17,286	$44,917	$—	$—	$69,664
Other commercial C&D	135	7,183	21,659	84,189	—	—	113,166
Multifamily commercial real estate	—	194	3,612	2,755	—	—	6,561
1-4 family residential C&D	—	2,405	3,482	5,145	—	—	11,032

Total commercial real estate	2,934	14,444	46,039	137,006	—	—	200,423
Owner occupied commercial real estate	873	4,210	7,646	54,971	—	—	67,700
Commercial and industrial	99	3,921	2,045	32,007	—	—	38,072

Total commercial	972	8,131	9,691	86,978	—	—	105,772
1-4 family residential	1,214	15,550	13,685	41,905	—	—	72,354
Home equity	345	4,224	3,024	10,247	—	—	17,840
Consumer	1	1,213	—	493	—	—	1,707

Total consumer	1,560	20,987	16,709	52,645	—	—	91,901
Other	—	2,918	1,014	1,988	—	—	5,920

Total	$5,466	$46,480	$73,453	$278,617	$—	$—	$404,016

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

The following tables present the aging of the recorded investment in past due loans, based on contractual terms, as of December 31, 2011 by class of loans:

Non-purchased credit impaired loans	30-89 Days Past Due		Greater than 90 Days Past Due and Still Accruing/Accreting		Nonaccrual		Total
	Covered	Non-Covered	Covered	Non-Covered	Covered	Non-Covered
Non-owner occupied commercial real estate	$—	$—	$—	$—	$56	$25	$81
Other commercial C&D	—	—	—	—	—	—	—
Multifamily commercial real estate	—	—	—	—	—	—	—
1-4 family residential C&D	—	174	—	—	—	301	475

Total commercial real estate	—	174	—	—	56	326	556
Owner occupied commercial real estate	—	—	—	—	—	178	178
Commercial and industrial	21	471	—	—	378	295	1,165

Total commercial	21	471	—	—	378	473	1,343
1-4 family residential	—	29	—	—	—	—	29
Home equity	1,349	1,956	—	—	2,155	2,480	7,940
Consumer	—	246	—	—	—	7	253

Total consumer	1,349	2,231	—	—	2,155	2,487	8,222
Other	—	—	—	—	—	—	—

Total	$1,370	$2,876	$—	$—	$2,589	$3,286	$10,121

Purchased credit impaired loans	30-89 Days Past Due		Greater than 90 Days Past Due and Still Accruing/Accreting		Nonaccrual		Total
	Covered	Non-Covered	Covered	Non-Covered	Covered	Non-Covered
Non-owner occupied commercial real estate	$7,462	$19,687	$15,226	$49,520	$—	$—	$91,895
Other commercial C&D	1,132	6,031	36,131	85,626	—	—	128,920
Multifamily commercial real estate	1,258	443	5,153	4,283	—	—	11,137
1-4 family residential C&D	—	17,318	3,357	9,011	—	—	29,686

Total commercial real estate	9,852	43,479	59,867	148,440	—	—	261,638
Owner occupied commercial real estate	6,779	4,706	26,437	44,799	—	—	82,721
Commercial and industrial	700	12,068	2,982	22,386	—	—	38,136

Total commercial	7,479	16,774	29,419	67,185	—	—	120,857
1-4 family residential	6,423	9,197	24,243	29,990	—	—	69,853
Home equity	1,525	2,976	2,843	4,402	—	—	11,746
Consumer	—	2,291	—	1,067	—	—	3,358

Total consumer	7,948	14,464	27,086	35,459	—	—	84,957
Other	—	788	5,207	3,970	—	—	9,965

Total	$25,279	$75,505	$121,579	$255,054	$—	$—	$477,417

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

Purchased credit-impaired loans are not classified as nonaccrual as they are considered to be accruing because their interest income relates to the accretable yield recognized under accounting for purchased credit-impaired loans and not to contractual interest payments.

Credit Quality Indicators

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis is performed on a monthly basis. The Company uses the following definitions for risk ratings:

•	Pass—These loans range from superior quality with minimal credit risk to loans requiring heightened management attention but that are still an acceptable risk and continue to perform as contracted.

•	Special Mention—Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

•	Substandard—Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

•	Doubtful—Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

The following table summarizes loans, excluding purchased credit-impaired loans, monitored for credit quality based on internal ratings at December 31, 2012:

	Pass	Special Mention	Substandard	Doubtful	Total
Non-owner occupied commercial real estate	$180,080	$—	$985	$—	$181,065
Other commercial C&D	55,394	325	248	—	55,967
Multifamily commercial real estate	26,760	—	318	—	27,078
1-4 family residential C&D	39,026	160	3,022	—	42,208

Total commercial real estate	301,260	485	4,573	—	306,318
Owner occupied commercial real estate	548,506	2,953	4,566	—	556,025
Commercial and industrial	437,904	1,470	15,201	—	454,575

Total commercial	986,410	4,423	19,767	—	1,010,600
1-4 family residential	256,805	313	3,731	—	260,849
Home equity	274,827	777	8,493	—	284,097
Consumer	107,924	110	478	—	108,512

Total consumer	639,556	1,200	12,702	—	653,458
Other	40,431	49	—	—	40,480

Total	$1,967,657	$6,157	$37,042	$—	$2,010,856

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

6.	Allowance for Loan Losses

Activity in the allowance for loan losses for the years ended December 31, 2012, 2011 and 2010 are as follows:

	2012	2011	2010
Balance, beginning of period	$34,749	$753	$—
Provision for loan losses charged to expense	24,491	38,396	753
Loans charged off	(5,744)	(4,426)	—
Recoveries of loans previously charged off	3,766	26	—

Balance, end of period	$57,262	$34,749	$753

The following table presents the roll forward of the allowance for loan losses for the year ended December 31, 2012 by the class of loans against which the allowance is allocated:

	December 31, 2011	Provision	Net (Charge- offs)/Recovers	December 31, 2012
Non-owner occupied commercial real estate	$3,854	$(964)	$874	$3,764
Other commercial C&D	7,627	4,625	459	12,711
Multifamily commercial real estate	398	(56)	6	348
1-4 family residential C&D	921	810	(15)	1,716

Total commercial real estate	12,800	4,415	1,324	18,539
Owner occupied commercial real estate	5,454	(1,778)	379	4,055
Commercial and industrial	4,166	3,397	(73)	7,490

Total commercial	9,620	1,619	306	11,545
1-4 family residential	7,252	8,441	47	15,740
Home equity	2,711	7,605	(1,646)	8,670
Consumer	1,594	1,740	(1,252)	2,082

Total consumer	11,557	17,786	(2,851)	26,492
Other	772	671	(757)	686

Total	$34,749	$24,491	$(1,978)	$57,262

The following table presents the roll forward of the allowance for loan losses for the year ended December 31, 2011 by the class of loans against which the allowance is allocated:

	December 31, 2010	Provision	Net (Charge- offs)/Recovers	December 31, 2011
Non-owner occupied commercial real estate	$79	$3,775	$—	$3,854
Other commercial C&D	6	7,604	17	7,627
Multifamily commercial real estate	—	398	—	398
1-4 family residential C&D	19	902	—	921

Total commercial real estate	104	12,679	17	12,800
Owner occupied commercial real estate	70	5,384	—	5,454
Commercial and industrial	133	4,029	4	4,166

Total commercial	203	9,413	4	9,620
1-4 family residential	215	7,034	3	7,252
Home equity	33	7,050	(4,372)	2,711
Consumer	184	1,462	(52)	1,594

Total consumer	432	15,546	(4,421)	11,557
Other	14	758	—	772

Total	$753	$38,396	$(4,400)	$34,749

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

The following table presents the roll forward of the allowance for loan losses for the year ended December 31, 2010 by the class of loans against which the allowance is allocated:

	December 31, 2009	Provision	Net (Charge- offs)/Recovers	December 31, 2010
Non-owner occupied commercial real estate	$—	$79	$—	$79
Other commercial C&D	—	6	—	6
Multifamily commercial real estate	—	—	—	—
1-4 family residential C&D	—	19	—	19

Total commercial real estate	—	104	—	104
Owner occupied commercial real estate	—	70	—	70
Commercial and industrial	—	133	—	133

Total commercial	—	203	—	203
1-4 family residential	—	215	—	215
Home equity	—	33	—	33
Consumer	—	184	—	184

Total consumer	—	432	—	432
Other	—	14	—	14

Total	$—	$753	$—	$753

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by class of loans and by impairment evaluation method as of December 31, 2012:

	Allowance for Loan Losses			Loans
	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Purchased Credit- Impaired	Individually Evaluated for Impairment	Collectively Evaluated for Impairment (1)	Purchased Credit- Impaired
Non-owner occupied commercial real estate	$—	$1,461	$2,303	$—	$181,065	$723,150
Other commercial C&D	—	1,810	10,901	—	55,967	360,002
Multifamily commercial real estate	—	129	219	—	27,078	57,760
1-4 family residential C&D	—	943	773	—	42,208	49,472

Total commercial real estate	—	4,343	14,196	—	306,318	1,190,384
Owner occupied commercial real estate	38	2,905	1,112	1,756	554,269	509,875
Commercial and industrial	—	5,920	1,570	—	454,575	220,932

Total commercial	38	8,825	2,682	1,756	1,008,844	720,807
1-4 family residential	—	1,915	13,825	3,153	246,420	577,708
Home equity	—	376	8,294		284,097	146,790
Consumer	—	1,568	514	—	108,512	28,294

Total consumer	—	3,859	22,633	3,153	639,029	752,792
Other	—	377	309	—	40,480	60,651

Total	$38	$17,404	$39,820	$4,909	$1,994,671	$2,724,634

(1)	Loans collectively evaluated for impairment include $250,573 of acquired home equity loans, $213,019 of commercial and agricultural loans and $79,134 of other consumer loans.

During 2012, one 1-4 family residential loan of $3,153 and two owner occupied commercial real estate loans of $1,756 were individually evaluated for impairment. The allowance for loan losses for one of the owner occupied commercial real estate loans was $38 during the twelve months ended December 31, 2012. No allowance for loan losses were recorded for the other two individually evaluated loans.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and by impairment evaluation method as of December 31, 2011:

	Allowance for Loan Losses			Loans
	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Purchased Credit- Impaired	Individually Evaluated for Impairment	Collectively Evaluated for Impairment (1)	Purchased Credit- Impaired
Non-owner occupied commercial real estate	$—	$453	$3,401	$—	$55,489	$848,425
Other commercial C&D	—	509	7,118	—	38,713	385,219
Multifamily commercial real estate	—	7	391	—	756	97,451
1-4 family residential C&D	—	444	476	—	33,286	52,692

Total commercial real estate	—	1,413	11,386	—	128,244	1,383,787
Owner occupied commercial real estate	—	3,022	2,432	—	286,385	616,431
Commercial and industrial	—	1,945	2,221	—	201,625	265,422

Total commercial	—	4,967	4,653	—	488,010	881,853
1-4 family residential	—	866	6,386	763	91,071	705,967
Home equity	—	163	2,548	—	215,336	168,432
Consumer	—	997	598	—	59,616	63,505

Total consumer	—	2,026	9,532	763	366,023	937,904
Other	—	26	746	—	9,653	85,480

Total	$—	$8,432	$26,317	$763	$991,930	$3,289,024

(1)	Loans collectively evaluated for impairment include $222,520 of acquired home equity loans, $5,939 of commercial and agricultural loans and $9,360 of other consumer loans which are presented net of unamortized purchase discounts of $16,013, $1,154, and $85, respectively.

During 2011, two 1-4 family residential loans totaling $763 were individually evaluated for impairment. No allowance for loan losses was recorded for such loans during the year ended December 31, 2011.

7.	FDIC Indemnification Asset

As discussed in more detail in Note 1, the Company has recorded an indemnification asset related to loss share agreements entered into with the FDIC wherein the FDIC will reimburse the Company for certain amounts related to certain acquired loans and other real estate owned should the Company experience a loss. Under the loss sharing arrangements, the FDIC has agreed to absorb 80% of all future credit losses and workout expenses on these assets which occur prior to the expiration of the loss sharing agreements. These agreements resulted from the purchase of First National Bank in Spartanburg, South Carolina, Metro Bank in Miami, Florida and Turnberry Bank in Aventura, Florida.

The loss sharing agreements consists of three (one for each Failed Bank) single-family shared-loss agreements and three (one for each Failed Bank) commercial and other loans shared-loss agreements. The single family shared-loss agreements provide for FDIC loss sharing and our reimbursement for recoveries to the FDIC for ten years from July 16, 2010 for single-family residential loans. The commercial shared-loss agreements provide for FDIC loss sharing for five years from July 16, 2010 and our reimbursement for recoveries to the FDIC for eight years from July 16, 2010 for all other covered assets.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

The following is a summary of the activity in the FDIC indemnification asset.

Balance, December 31, 2009	$—
Increase due to acquisition of Failed Banks	137,316
Accretion on indemnification asset	736
Reimbursable losses claimed	(46,585)

Balance, December 31, 2010	$91,467

Income on indemnification asset	10,968
Amortization on indemnification asset	(3,341)
Reimbursable losses claimed	(32,812)

Balance, December 31, 2011	$66,282

Income on indemnification asset	10,728
Amortization on indemnification asset	(9,403)
Reimbursable losses claimed	(18,190)

Balance, December 31, 2012	$49,417

8.	Premises and Equipment

A summary of the cost and accumulated depreciation of premises and equipment follows:

	Balance as of December 31, 2012	Balance as of December 31, 2011	Estimated Useful Life
Land	$53,802	$43,078
Buildings and leasehold improvements	128,189	99,795	1 to 40 years
Furniture, fixtures and equipment	57,296	42,852	1 to 40 years
Construction in progress	5,422	8,290

Premises and equipment, gross	244,709	194,015
Less: Accumulated depreciation	(46,252)	(34,285)

Premises and equipment, net	$198,457	$159,730

The Company is obligated under operating leases for office and banking premises which expire in periods varying from one to twenty-four years. Future minimum lease payments, before considering renewal options that generally are present, are as follows at December 31, 2012:

Years Ending December 31,
2013	$8,645
2014	8,061
2015	7,298
2016	6,706
2017	6,103
Thereafter	45,460

$82,273

Rental expense for the years ended December 31, 2012, 2011 and 2010 was $9,449, $7,841 and $1,400, respectively.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

9.	Goodwill and Intangible Assets

Changes in goodwill during the years ended December 31, 2012, 2011 and 2010 consist of the following:

Balance December 31, 2009	$—
Goodwill associated with the acquisition of Failed Banks	6,725
Goodwill associated with the acquisition of TIBB	29,999

Balance December 31, 2010	$36,724

Goodwill associated with the acquisition of CBKN	50,095
Goodwill associated with the acquisition of GRNB	29,141

Balance, December 31, 2011	$115,960

Goodwill associated with the acquisition of SCMF	16,027

Balance, December 31, 2012	$131,987

Changes in intangible assets during the years ended December 31, 2012, 2011 and 2010 consist of the following:

	Core Deposit Intangible	Trade Name	Customer Relationship Intangible	Mortgage Servicing Rights
Balance December 31, 2009	$—	$—	$—	$—

Increase associated with acquisition Failed Banks	4,100	—	—	114
Increase associated with acquisition of TIBB	7,500	770	3,500	—
Amortization	(642)	(89)	(87)	(12)

Balance December 31, 2010	$10,958	$681	$3,413	$102

Increase associated with acquisition of CBKN	4,400	604	—	138
Increase associated with acquisition of GRNB	13,400	—	—	218
Impairment of wealth management intangible	—	—	(2,872)	—
Amortization	(3,109)	(821)	(350)	(70)

Balance December 31, 2011	$25,649	$464	$191	$388

Increase associated with acquisition of SCMF	6,860	—	—	—
Increase associated with Park Sterling Trademark	—	100	—	—
Impairment of wealth management intangible	—	(33)	(169)	—
Amortization	(4,466)	(213)	(22)	(113)

Balance December 31, 2012	$28,043	$318	$—	$275

All of the identified intangible assets are amortized as noninterest expense over their estimated lives which range from two to eight years. Due to the termination of employment of several employees of the Company’s registered investment advisor, Naples Capital Advisors, Inc., and a subsequent decrease of assets under management, an impairment of the related customer

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

relationship intangible asset of $2,872 was recorded in 2011. Impairment of the customer intangible asset of $169 and trade name intangible asset of $33 was recorded in 2012. No intangibles associated with the customer intangible and no trade name remain at December 31, 2012.

Estimated amortization expense for each of the next five years is as follows:

Years ending December 31,
2013	$5,299
2014	4,497
2015	3,800
2016	3,707
2017	3,643

$20,946

10.	Other Real Estate Owned

The activity within Other Real Estate Owned (“OREO”) for the years ended December 31, 2012, 2011 and 2010 is presented in the table below. Ending balances for OREO covered by loss sharing agreements with the FDIC for these periods were $35,935, $46,550 and $50,619, respectively. Non-covered OREO ending balances for these periods were $118,332, $122,231 and $20,198, respectively:

	2012	2011	2010
Balance, beginning of period	$168,781	$70,817	$—
OREO acquired through acquisitions	20,183	84,827	63,349
Real estate acquired from borrowers	84,556	104,279	19,721
Valuation adjustments	(22,498)	(7,781)	—
Properties sold	(96,929)	(83,361)	(12,253)

Balance, end of period	$154,093	$168,781	$70,817

11.	Time Deposits

Time deposits of $100 or more were $968,222 at December 31, 2012 and $1,052,319 at December 31, 2011.

At December 31, 2012, the scheduled contractual maturities of time deposits are as follows:

Years Ending December 31,
2013	$1,108,620
2014	335,473
2015	235,249
2016	130,517
2017	224,137
2018 and thereafter	24,505

$2,058,501
Unamortized purchase accounting fair value premium	12,197

$2,070,698

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

12.	Federal Home Loan Bank Advances and Short-Term Borrowings

Short-term borrowings include federal funds purchased, securities sold under agreements to repurchase, and advances from the Federal Home Loan Bank.

The Bank has securities sold under agreements to repurchase with customers. These agreements are collateralized by investment securities of the United States Government or its agencies which are chosen by the Bank. The amounts outstanding at December 31, 2012 and December 31, 2011 were $41,508 and $54,533, respectively.

The Bank invests in Federal Home Loan Bank stock for the purpose of establishing credit lines with the Federal Home Loan Bank. The credit availability to the Bank is based on a percentage of the Bank’s total assets as reported on the most recent quarterly financial information submitted to the regulators subject to the pledging of sufficient collateral.

The prepayment of FHLB advances in 2012 resulted in $3,267 of net losses on extinguishment of debt. The advances as of December 31, 2012 consisted of the following:

Carrying Amount	Contractual Outstanding Amount	Maturity Date	Repricing Frequency	Contractual Rate at December 31, 2012
$867	$867	November 2017	Fixed	0.50%
593	593	February 2026	Fixed	0.00%

$1,460	$1,460

The Bank’s collateral with the FHLB consists of a blanket floating lien pledge of the Bank’s residential 1-4 family mortgage, multifamily, HELOC and commercial real estate secured loans. The amount of eligible collateral at December 31, 2012 provided for incremental borrowing availability of up to $296,413.

At December 31, 2012, in addition to $25,450 in letters of credit of which $25,150 is used in lieu of pledging securities to the State of Florida, the Bank had $1,460 in advances outstanding with a carrying value of $1,460.

The advances as of December 31, 2011 consisted of the following:

Carrying Amount	Contractual Outstanding Amount	Maturity Date	Repricing Frequency	Contractual Rate at December 31, 2011
$5,000	$5,000	January 2012	Fixed	4.56%
5,047	5,000	March 2012	Fixed	4.29%
5,076	5,000	May 2012(a)	Fixed	4.60%
10,256	10,000	September 2012(a)	Fixed	4.05%
3,034	3,000	January 2013	Fixed	1.86%
7,617	7,500	March 2013	Fixed	2.30%
4,167	4,000	March 2013	Fixed	4.58%
52,054	50,000	April 2013(a)	Fixed	3.81%
5,098	5,000	September 2013(a)	Fixed	2.28%
3,064	3,000	January 2014	Fixed	2.43%
5,398	5,000	May 2014(a)	Fixed	4.60%
5,391	5,000	September 2014(a)	Fixed	4.66%
4,121	4,000	January 2015	Fixed	2.92%
5,164	5,000	February 2015	Fixed	2.83%
5,305	5,000	September 2015	Fixed	3.71%
5,333	5,000	July 2015(a)	Fixed	3.57%
17,193	15,000	December 2016	Fixed	4.07%
23,184	20,000	January 2017	Fixed	4.25%
11,696	10,000	February 2017	Fixed	4.45%
5,661	5,000	September 2017(a)	Fixed	4.58%
10,810	10,000	August 2017(a)	Fixed	3.63%
5,449	5,000	November 2017(b)	Fixed	3.93%
5,534	5,000	July 2018(a)	Fixed	3.94%
5,185	5,000	July 2018(a)	Fixed	2.14%
5,181	5,000	July 2018(a)	Fixed	2.12%

$221,018	$206,500

(a)	These advances have quarterly conversion dates. If the FHLB chooses to convert the advance, the Bank has the option of prepaying the entire balance without penalty. Otherwise, the advance will convert to an adjustable rate, repricing on a quarterly basis. If the FHLB does not convert the advance, it will remain at the contractual fixed rate until the maturity date.
(b)	This advance allowed the FHLB a one-time conversion option in November 2012.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

The Bank’s collateral with the FHLB consists of a blanket floating lien pledge of the Bank’s residential 1-4 family mortgage, multifamily, HELOC and commercial real estate secured loans. The amount of eligible collateral at December 31, 2011 provided for incremental borrowing availability of up to $106,606.

At December 31, 2011, in addition to $25,150 in letters of credit used in lieu of pledging securities to the State of Florida, the Bank had $206,500 in advances outstanding with a carrying value of $221,018.

13.	Long Term Borrowings

Structured repurchase agreements

At December 31, 2012, outstanding structured repurchase agreements totaled $50,000 of contractual amounts with carrying values of $54,354. These repurchase agreements have a weighted-average rate of 4.06% as of December 31, 2012 and are collateralized by certain U.S. agency and mortgage-backed securities.

Carrying Amount	Contractual Amount	Maturity Date	Rate at December 31, 2012
$11,102	$10,000	November 6, 2016	4.75%
10,608	10,000	December 18, 2017	3.72%
11,080	10,000	March 30, 2017	4.50%
10,644	10,000	December 18, 2017	3.79%
10,920	10,000	March 22, 2019	3.56%

$54,354	$50,000

At December 31, 2011, outstanding structured repurchase agreements totaled $50,000 of contractual amounts with carrying values of $55,243. These repurchase agreements have a weighted-average rate of 4.06% as of December 31, 2011 and are collateralized by certain U.S. agency and mortgage-backed securities.

Carrying Amount	Contractual Amount	Maturity Date	Rate at December 31, 2011
$11,376	$10,000	November 6, 2016	4.75%
10,722	10,000	December 18, 2017	3.72%
11,322	10,000	March 30, 2017	4.50%
10,765	10,000	December 18, 2017	3.79%
11,058	10,000	March 22, 2019	3.56%

$55,243	$50,000

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

Subordinated Debentures

As of December 31, 2012, through its acquisitions of TIBB, CBKN, GRNB and SCMF, the Company acquired thirteen separate pooled offerings of trust preferred securities. The Company is not considered the primary beneficiary of the trusts (variable interest entities), therefore the trusts are not consolidated in the Company’s consolidated financial statements, but rather the subordinated debentures are presented as a liability.

The Trusts consist of wholly-owned statutory trust subsidiaries for the purpose of issuing the trust preferred securities. The Trusts used the proceeds from the issuance of trust preferred securities to acquire junior subordinated deferrable interest debentures of the Company’s subsidiaries, CBKN, GRNB, TIBB and SCMF. The trust preferred securities essentially mirror the debt securities, carrying a cumulative preferred dividend equal to the interest rate on the debt securities. The debt securities and the trust preferred securities each have 30-year lives. The trust preferred securities and the debt securities are callable by the companies or the Trust, at their respective option after a period of time outlined below, and at varying premiums and sooner in specific events, subject to prior approval by the Federal Reserve Board (“FRB”), if then required. TIBB, GRNB and SCMF, prior to their acquisition by the Company, each elected to defer interest payments on the trust preferred securities beginning with the payments due in the fourth quarter of 2009, fourth quarter of 2010, and first quarter of 2011, respectively. In September 2011, pursuant to approval by the FRB, TIBB and GRNB each made payments of all amounts due for current and deferred interest through the next payment date for each of its trust preferred securities. In October 2012, SCMF pursuant to approval by the FRB made payments of all amounts due for current and deferred interest through the next payment date for each of its trust preferred securities. Deferral of interest payments on the trust preferred securities is allowed for up to 60 months without being considered an event of default. During the first quarter of 2013, we called and redeemed $34,500 of trust preferred securities issued by SCMF, which have a fixed interest rate of 7.95%.

Date of Offering	Original Face Amount	Carrying Amount December 31, 2012	Carrying Amount December 31, 2011	Interest Rate As of December 31, 2012	Call Date	Maturity Date
September 7, 2000	$8,000	$8,762	$8,813	10.6% Fixed	September 7, 2010	September 7, 2030
July 31, 2001	5,000	3,795	3,734	3.89% (3 Month LIBOR plus 358 basis points)	July 31, 2006	July 31, 2031
July 31, 2001	4,000	2,573	2,513	3.89% (3 Month LIBOR plus 358 basis points)	July 31, 2006	July 31, 2031
June 26, 2003	10,000	5,832	5,754	3.41% (3 Month LIBOR plus 310 basis points)	June 26, 2008	June 26, 2033
September 25, 2003	10,000	6,222	6,081	3.19% (3 Month LIBOR plus 285 basis points)	September 25, 2008	September 25, 2033
November 10, 2003	34,500	34,189	N/A	7.95% Fixed	November 10, 2008	December 31, 2033
December 30, 2003	10,000	5,614	5,534	3.16% (3 Month LIBOR plus 285 basis points)	December 30, 2008	December 30, 2033
June 28, 2005	3,000	1,497	1,451	1.99% (3 Month LIBOR plus 168 basis points)	June 28, 2010	June 28, 2035
December 22, 2005	10,000	4,383	4,286	1.71% (3 Month LIBOR plus 140 basis points)	December 22, 2010	March 15, 2036
December 28, 2005	13,000	6,255	6,058	1.85% (3 Month LIBOR plus 155 basis points)	December 28, 2010	March 15, 2036
June 23, 2006	20,000	10,918	10,629	1.89% (3 Month LIBOR plus 155 basis points)	June 23, 2011	July 7, 2036
May 16, 2007	56,000	27,220	26,415	1.96% (3 Month LIBOR plus 165 basis points)	May 16, 2012	May 16, 2037
June 15, 2007	10,000	5,243	N/A	1.74% (3 Month LIBOR plus 143 basis points)	June 15, 2012	September 6, 2037

	$193,500	$122,503	$81,268

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

Private Placement Offering of Investment Units

On March 18, 2010, CBKN sold $3,393 in aggregate principal amount of subordinated promissory notes with a fixed interest rate of 10.0% due March 18, 2020. The notes, assumed in the acquisition of CBKN, had a carrying value of $3,573 and $3,590 as of December 31, 2012 and December 31, 2011, respectively. The Company may prepay the Notes at any time after March 18, 2015 subject to regulatory approval and compliance with applicable law. The Company’s obligation to repay the notes is subordinate to all indebtedness owed by the Company to its current and future secured creditors and general creditors and certain other financial obligations of the Company.

At December 31, 2012, the maturities of long-term borrowings were as follows:

	Fixed Rate	Floating Rate	Total
Due in 2013	$—	$—	$—
Due in 2014	—	—	—
Due in 2015	—	—	—
Due in 2016	11,102	—	11,102
Due in 2017	32,332	—	32,332
Thereafter	57,444	79,552	136,996

Total long-term debt	$100,878	$79,552	$180,430

14.	Employee Benefit Plans

The Company maintains the Capital Bank 401(k) Plan that covers all employees who are qualified as to age. An employee may contribute from 1% to 90% of eligible pretax salary subject to limitation under the Internal Revenue Code. The Company may make discretionary contributions to employees’ accounts on an annual basis to employees who are employed as of December 31. The amount of the match is determined annually by the Board of Directors and is subject to change. All employee and discretionary matching contributions are 100% vested. Discretionary matching contributions expensed for the years ended December 31, 2012, 2011 and 2010 were $437, $288 and $83, respectively. During 2012 the TIB, CBKN and GRNB plans were merged into the Company’s plan.

Prior to their acquisition by the Company, CBKN, GRNB, SCMF and TIBB maintained certain benefit plans for the benefit of their respective employees and directors. Upon acquisition of the companies, the Company assumed the accrued liabilities associated with these plans. The amounts accrued for deferred compensation under these plans totaled $7,544 and $6,490 as of December 31, 2012 and 2011, respectively. The amounts expensed related to the vested benefits were $468, $299 and $9 for 2012, 2011 and 2010, respectively. The plans have been terminated and no deferrals were made in 2012 or 2011.

The Company owns life insurance policies which were purchased on several employees and directors covered by salary continuation agreements and director deferred agreements. Cash value income (net of related insurance premium expense) related to these policies totaled $929, $609 and $104 during 2012, 2011 and 2010, respectively.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

Defined benefit pension plan

The Company also has a non-contributory defined benefit pension plan which was acquired from Southern Community, covering substantially all employees of an acquired bank, The Community Bank. This plan was assumed as part of the purchase of The Community Bank in January 2004. Benefits under the plan are based on length of service and qualifying compensation during the final years of employment. Contributions to the plan are based upon the projected unit credit actuarial funding method to comply with the funding requirements of the Employee Retirement Income Security Act. The plan was frozen effective May 1, 2004. No contribution was required for the year ended December 31, 2012. The changes in benefit obligations and plan assets, as well as the funded status, actuarial assumptions and components of net periodic pension cost of the plan at December 31, 2012 were:

2012
Change in benefit obligation

October 1, 2012	$1,256
Actuarial loss	47
Service cost	—
Interest cost	14
Settlement	—
Benefits paid	(15)
End of year—benefit obligations	$1,302

Change in fair value of plan assets

October 1, 2012	$990
Benefits paid	(15)
Return on assets	8
End of year—fair value	$983

Amounts recognized in the consolidated statement of financial condition consist of:
Noncurrent asset	$—
Noncurrent liability	319
Funded status	$(319)

Because the total unrecognized net gain or loss exceeds the greater of 10 percent of the projected benefit obligation or 10 percent of the pension plan assets, the excess will be amortized over the average expected future working life of active plan participants. As of January 1, 2012, the average expected future working life of active plan participants was 11.5 years.

Actuarial assumptions used in accounting for net periodic pension cost were:

2012
Weighted average discount rate	4.00%
Weighted average rate of increase in compensation level	N/A
Weighted average expected long-term rate of return on plan assets	7.50%

Components of net periodic pension cost (benefit)

Service cost	$—
Interest cost	14
Expected return on plan assets	(18)
Loss	—
Amortization of prior service cost	—
Amortization of net (gain) loss	10
Net periodic pension cost (benefit)	$6

The measurement date used for the plan was December 31, 2012. As of that date, the pension plan had a funded status with the fair value of plan assets of $983 compared to an accumulated projected benefit obligation of $1,302. The actual minimum required contribution for the 2013 plan year has not yet been determined, but no employer contribution is expected to be made during 2013.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

The overall expected long-term rate of return on assets assumption is based on: (1) the target asset allocation for plan assets, (2) long-term capital markets forecasts for asset classes employed and (3) active management excess return expectations to the extent asset classes are actively managed.

Plan assets are invested using allocation guidelines as established by the Plan. The primary objective is to provide long-term capital appreciation through investments in equities and fixed income securities. These guidelines ensure risk control by maintaining minimum and maximum exposure in equity and fixed income/cash equivalents portfolios. The minimum equity and fixed income/cash equivalents investment exposure is 35% and 25%, respectively. The maximum equity and fixed income/cash equivalents investment exposure is 75% and 65%, respectively. The current asset allocation is 63% equity securities and 37% fixed income securities/cash equivalents, which meets the criteria established by the Plan.

The fair values and allocations of pension plan assets at December 31, 2012 are as follows:

	Market Value	Percent of Plan Assets
	(Amounts in thousands)
Cash and equivalents	$10	1%
Fixed income:
Bond funds	$355	36%
Equity securities:
Mutual funds	618	63%
Total	$983	100%

All plan assets, except the money market account, are traded on the open market. At December 31, 2012 market values were determined using quoted prices and current shares owned. Bond funds currently held in the plan include long-duration and high yield bond funds and emerging market debt funds. Equity securities include large, medium and small sized companies and equity securities of foreign companies. The value of all assets are considered level 1 within the fair value hierarchy as they are valued with quoted prices for identical assets. The highest percentage of any one investment at year end 2012 was 11% which does not represent a concentration of risk.

Allowable investment types include both US and international equity and fixed income funds. The equity component is composed of common stocks, convertible notes and bonds, convertible preferred stocks and ADRs of non-US companies as well as various mutual funds, including government and corporate bonds, large to mid-cap value, growth and world/international equity funds and index funds. The fixed income/cash equivalents component is composed of money market funds, commercial paper, certificates of deposit, US Government and agency securities, corporate notes and bonds, preferred stock and fixed income securities of foreign governments and corporations.

The plan’s weighted-average asset allocations at December 31, 2012, by asset category are as follows.

U.S. equity	53%
International blend	10
Fixed income and cash equivalents	37

Estimated future benefits payments are shown below (in thousands):

Year	Pension Benefits
2013	$46
2014	56
2015	56
2016	56
2017	56
2018 - 2022	$337

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

15.	Shareholders’ Equity and Minimum Regulatory Capital Requirements

The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements results in certain discretionary and required actions by regulators that could have an effect on the Company’s operations. The regulations require the Company and the Bank to meet specific capital adequacy guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

To be considered well capitalized or adequately capitalized as defined under the regulatory framework for prompt corrective action, the Bank must maintain minimum Tier 1 leverage, Tier 1 risk-based, and Total Risk-based ratios. At December 31, 2012 and December 31, 2011 the Bank maintained capital ratios exceeding the requirement to be considered well capitalized. These minimum ratios along with the actual ratios for the Company and the Bank as of December 31, 2012 and December 31, 2011 are presented in the following tables.

	Well Capitalized Requirement				Adequately Capitalized Requirement				Actual
December 31, 2012	Amount		Ratio		Amount		Ratio		Amount	Ratio
Tier 1 Capital
(to Average Assets)
Consolidated		N/A		N/A	≥	$282,575	≥	4.0%	$964,309	13.7%
Capital Bank, NA	≥	$353,323	≥	5.0%	≥	282,659	≥	4.0%	850,472	12.0%

Tier 1 Capital
(to Risk Weighted Assets)
Consolidated		N/A		N/A	≥	$193,640	≥	4.0%	$964,309	19.9%
Capital Bank, NA	≥	$290,349	≥	6.0%	≥	193,566	≥	4.0%	850,472	17.6%

Total Capital (to
Risk Weighted Assets)
Consolidated		N/A		N/A	≥	$387,281	≥	8.0%	$1,025,545	21.2%
Capital Bank, NA	≥	$483,915	≥	10.0%	≥	387,132	≥	8.0%	911,528	18.8%

	Well Capitalized Requirement				Adequately Capitalized Requirement				Actual
December 31, 2011	Amount		Ratio		Amount		Ratio		Amount	Ratio
Tier 1 Capital
(to Average Assets)
Consolidated		N/A		N/A	≥	$255,831	≥	4.0%	$802,820	12.6%
Capital Bank, NA	≥	$312,765	≥	5.0%	≥	250,212	≥	4.0%	650,902	10.4%

Tier 1 Capital
(to Risk Weighted Assets)
Consolidated		N/A		N/A	≥	$166,281	≥	4.0%	$802,820	19.3%
Capital Bank, NA	≥	$247,673	≥	6.0%	≥	165,115	≥	4.0%	650,902	15.8%

Total Capital (to
Risk Weighted Assets)
Consolidated		N/A		N/A	≥	$332,561	≥	8.0%	$841,465	20.2%
Capital Bank, NA	≥	$412,788	≥	10.0%	≥	330,230	≥	8.0%	689,350	16.7%

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

In August 2010, Capital Bank, NA entered into an Operating Agreement with the Office of the Comptroller of the Currency (the “OCC Operating Agreement”). At present, the OCC Operating Agreement requires Capital Bank, NA to maintain total capital equal to at least 12% of risk-weighted assets, Tier 1 capital equal to at least 11% of risk-weighted assets and a minimum leverage ratio of 10% (Tier 1 Capital ratio).

Management believes, as of December 31, 2012 and 2011, that the Company and the Bank met all capital requirements to which they were subject. Tier 1 Capital for the Company includes trust preferred securities to the extent allowable.

Currently, the OCC Operating Agreement with Capital Bank, NA prohibits the Bank from paying a dividend for three years following the July 16, 2010 initial acquisition date. Once the three-year period has elapsed, the agreement imposes other restrictions on Capital Bank, NA’s ability to pay dividends including requiring prior approval from the OCC before any distribution is made.

Dividends that may be paid by a national bank without express approval of the OCC are limited to that bank’s retained net profits for the preceding two years plus retained net profits up to the date of any dividend declaration in the current calendar year.

16.	Stock-Based Compensation

As of December 31, 2012, the Company had one compensation plan under which shares of its common stock are issuable in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards and stock bonus awards. This is its 2010 Equity Incentive Plan (the “2010 Plan”). The 2010 Plan was effective December 22, 2009 and expires on December 22, 2019, the tenth anniversary of the effective date. The maximum number of shares of common stock of the Company that may be optioned or awarded through the 2019 expiration of the plan is 5,750 shares (limited to 10% of outstanding shares of common stock) of which up to 70% may be granted pursuant to stock options and up to 30% may be granted pursuant to restricted stock and restricted stock units. If any awards granted under the 2010 Plan are forfeited or any option terminates, expires or lapses without being exercised, or any award is settled for cash, the shares of stock shall again be available for awards under the 2010 Plan. Pursuant to the merger agreements, upon the September 2012 merger of TIBB, GRNB and CBKN with and into CBF, outstanding options to acquire TIBB, GRNB and CBKN stock automatically converted into options to purchase the Company’s stock as determined by the conversion ratio specified in the merger agreements, subject to the same terms and conditions as were applicable immediately prior to the mergers. The remaining 29 options have exercise prices ranging from $28.44 to $2,026.00 per share.

The following table summarizes the components and classification of stock-based compensation expense for the years ended December 31, 2012 and 2011. As there were no outstanding, unvested equity awards prior to 2011, no stock-based compensation expense was recorded in prior periods.

	2012	2011
Stock options	$9,763	$5,161
Restricted stock	8,918	4,075

Total stock-based compensation expense	$18,681	$9,236

Salaries and employee benefits	$17,384	$7,856
Other expense	1,297	1,380

Total stock-based compensation expense	$18,681	$9,236

The tax benefit related to stock-based compensation expense arising from restricted stock awards and non-qualified stock options was approximately $7,270 and $3,593 for the years ended December 31, 2012 and 2011, respectively.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

Estimated future stock-based compensation expense is as follows at December 31, 2012:

Years ending December 31,	Expense related to stock options	Expense related to restricted stock	Total expense
2013	$83	$4,846	$4,929
2014	—	1,541	1,541
2015	—	101	101

	$83	$6,488	$6,571

Stock Options

Under the 2010 Plan, the exercise price for common stock must equal at least 100% of the fair market value of the stock on the day an option is granted. The exercise price under an incentive stock option granted to a person owning stock representing more than 10% of the common stock must equal at least 110% of the fair market value at the date of grant, and such option is not exercisable after five years from the date the incentive stock option was granted. The Board of Directors may, at its discretion, provide that an option not be exercised in whole or in part for any period or periods of time as specified in the option agreements. No option may be exercised after the expiration of ten years from the date it is granted. Stock options granted during 2012 and 2011 vest over average service periods of approximately 6 months and 2 years, respectively.

The fair value of each option is estimated as of the date of grant using the Black-Scholes Option Pricing Model. This model requires the input of subjective assumptions that will usually have a significant impact on the fair value estimate. The assumptions for the current period grants were developed based on ASC 718 and SEC guidance contained in Staff Accounting Bulletin (SAB) No. 107, “Share-Based Payment.”

The following table summarizes the weighted average assumptions used to compute the grant-date fair value of options granted during the years ended December 31,

	2012	2011
Dividend yield	0.00%	0.00%
Risk-free interest rate	0.91%	1.87%
Expected option life	5.25 years	5 years
Volatility	45%	33%
Weighted average grant-date fair value of options granted	$8.05	$4.41

•	The dividend yield assumption is consistent with management expectations of dividend distributions based upon the Company’s business plan. An increase in dividend yield will decrease stock compensation expense.

•	The risk-free interest rate was developed using the U.S. Treasury yield curve for periods equal to the expected life of the options on the grant date. An increase in the risk-free interest rate will increase stock compensation expense.

•	The expected option life for the current period grants was estimated using the vesting period, the term of the option and estimates of future exercise behavior patterns. An increase in the option life will increase stock compensation expense.

•	The volatility was estimated using a peer group assessment for periods approximating the expected option life. Appropriate weight is attributed to financial theory, according to which the volatility of an institution’s equity should be related to the volatility of its assets and the entity’s financial leverage. An increase in the volatility will increase stock compensation expense.

ASC 718 requires the recognition of stock-based compensation for the number of awards that are ultimately expected to vest. During the year ended December 31, 2012 and 2011, stock based compensation expense was recorded based upon assumptions that the Company would experience no forfeitures. This assumption of forfeitures will be reassessed in subsequent periods based on historical forfeiture rates and may change based on new facts and circumstances. Any changes in assumptions will be accounted for prospectively in the period of change.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

As of December 31, 2012 unrecognized compensation expense associated with stock options was $83 which is expected to be recognized over a weighted average period of approximately one month. A summary of the stock option activity for the years ended December 31, 2012 and 2011 is as follows:

	2012		2011
	Shares	Weighted Average Exercise Price Per Share	Shares	Weighted Average Exercise Price Per Share
Balance, January 1,	2,236	$20.00	—	$—
Granted	657	27.17	2,236	20.00

Exercised	—	—	—	—
Expired or forfeited	3	276.34	—	—

Balance, December 31,	2,890	$21.39	2,236	$20.00

The weighted average remaining term for outstanding stock options was approximately 7 years at December 31, 2012. The aggregate intrinsic value at December 31, 2012 and December 31, 2011 was $0 for stock options outstanding and $0 for stock options exercisable. The intrinsic value for stock options is calculated based on the exercise price of the underlying awards and the market price of the Company’s common stock as of the reporting date. There were 2,575 options exercisable at December 31, 2012, 1,118 options exercisable at December 31, 2011 and no options exercisable at December 31, 2010.

Options outstanding at December 31, 2012 were as follows:

	Outstanding Options			Exercisable Options
Range of Exercise Prices	Number	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Number	Weighted Average Exercise Price
$ - $20.00	2,864	7.42 years	$20.00	2,550	$20.00
28.44 - 2,026.00	26	3.65 years	174.50	25	178.71

$20.00 - $2,026.00	2,890	7.39 years	$21.39	2,575	$21.55

Options outstanding at December 31, 2011 were as follows:

	Outstanding Options			Options Exercisable
Exercise Prices	Number	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Number	Weighted Average Exercise Price
$20.00	2,236	8.00 years	$20.00	1,118	$20.00

Restricted Stock

Restricted stock provides the grantee with voting, dividend and anti-dilution rights equivalent to common shareholders, but is restricted from transfer until vested, at which time all restrictions are removed. Vesting for restricted shares granted to employees is based upon the performance of the Company’s common stock. The terms of the restricted stock awards granted to employees during 2011 and 2012 provide for vesting upon the achievement of stock price goals as follows: (1) 33% at $25.00 per share;(2) 33% at $28.00 per share; and (3) 33% at $32.00 per share. Achievement of stock price goals is generally defined as the average closing price of the shares for any consecutive 30-day trading period exceeding the applicable price target.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

The terms of the restricted stock awards granted to directors during 2011 provide for vesting of one-half of the restricted stock on December 22, 2011, and vesting of one-half on December 22, 2012. The fair value of each restricted stock award granted to directors was based on the most recent trade.

The fair value of each restricted stock award granted to employees during 2012 was estimated as of the date of grant using a Monte Carlo approach based on Geometric Brownian Motion that simulated daily stock prices and the related consecutive 30 day average of the simulated stock price over a period of 10 years. The model projected the Company’s fair value of each vesting tranche of the restricted stock award from the mean or expected value from the 100,000 scenarios used.

The fair value of each restricted stock award granted to employees in 2011 was estimated as of the date of grant using a risk-neutral Monte Carlo simulation model that projected the Company’s stock price over 10,000 random scenarios in order to assess the stock price along those paths where vesting conditions are met. The value of the restricted stock award is equal to the weighted average present value of the terminal projected stock price of all 10,000 paths, where paths are set to $0 when vesting conditions are not met or the awards are forfeited.

Both models described above require the input of subjective assumptions that will usually have a significant impact on the fair value estimate. The following table summarizes the weighted average assumptions used to compute the grant-date fair value of restricted stock awards granted during the years ended December 31, 2012 and 2011.

	2012	2011
Grant date fair value of shares	$19.84	$17.00
Risk-free interest rate	Forward Treasury Curve	Forward Treasury Curve
Market risk premium	0.00%	0.00%
Volatility (for 2011 year 1, year 2, year 3 and after 3 years, respectively)	45%	21% /24% /31% /32.5%
Annual forfeiture estimate	0.00%	0.00%
Weighted average grant-date fair value of restricted stock awards granted	$18.01	$13.49

•	An increase in the risk-free interest rate will increase stock compensation expense.

•	The volatility was estimated using a peer group assessment for periods approximating the expected option life. Appropriate weight is attributed to financial theory, according to which the volatility of an institution’s equity should be related to the volatility of its assets and the entity’s financial leverage. An increase in the volatility will increase stock compensation expense.

•	An increase in the annual forfeiture estimate will decrease stock compensation expense.

The value of the restricted stock is being amortized on a straight-line basis over the implied service periods.

A summary of the restricted stock activity is as follows:

	2012		2011
	Shares	Weighted Average Grant-Date Fair Value Per Share	Shares	Weighted Average Grant-Date Fair Value Per Share
Balance, January 1,	967	$13.26	—	$—
Granted	307	18.01	1,030	13.49
Vested	62	17.00	63	17.00
Expired or forfeited	—	—	—	—

Balance, December 31,	1,212	$14.27	967	$13.26

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

17.	Income Taxes

Income tax expense (benefit) was as follows for the year ended:

	2012	2011	2010
Current income tax provision (benefit):
Federal	$—	$15,947	$4,491
State	—	3,460	550

	—	19,407	5,041

Deferred income tax provision (benefit):
Federal	(19,373)	(13,465)	(4,949)
State	(2,169)	(1,508)	(1,133)

	(21,542)	(14,973)	(6,082)

Total income tax expense (benefit)	$(21,542)	$4,434	$(1,041)

A reconciliation of income tax computed at applicable Federal statutory income tax rates to total income tax expense reported is as follows for the year ended:

	2012	2011	2010
Pretax income from continuing operations	$33,483	$11,956	$10,996

Income taxes computed at Federal statutory tax rate	11,719	4,185	3,849
Effect of:
State taxes, net of federal benefit	1,280	918	(423)
Transaction & legal costs	615	543	860
Tax-exempt interest income, net	(715)	(861)	(77)
Bargain purchase gain	—	—	(5,371)
Change in estimate of deductible loan losses	(33,975)	—	—
Other, net	(466)	(351)	121

Total income tax expense (benefit)	$(21,542)	$4,434	$(1,041)

The details of the net deferred tax asset as of December 31, 2012 and 2011 are as follows:

	2012	2011
Loan basis difference	$102,700	$103,660
Net operating loss and AMT carryforward	45,533	42,856
OREO basis difference	29,384	13,146
Allowance for loan losses	22,304	13,524
Stock based compensation	10,703	3,242
CD premium	10,664	10,567
Other	—	1,619

Total gross deferred tax assets	$221,288	$188,614

FDIC indemnification assets	(19,233)	(27,576)
Borrowings	(12,935)	(15,892)
Net unrealized gains on securities available for sale	(5,833)	(5,099)
Other	(130)	—

Total gross deferred tax liabilities	$(38,131)	$(48,567)

Net temporary differences	183,157	140,047
Valuation allowance	—	—

Net deferred tax asset	$183,157	$140,047

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

A valuation allowance related to deferred tax assets is required when it is considered more likely than not that all or part of the benefit related to such assets will not be realized. In assessing the need for a valuation allowance, management considered various factors including projections of future operating results as well as the significant cumulative losses incurred by the operations acquired in recent years. These factors represent the most significant positive and negative evidence that management considered in concluding that no valuation allowance was necessary at December 31, 2012 and 2011.

During the year ended December 31, 2012, the Company recorded $33,975 in additional deferred tax assets resulting from improvements in forecasted tax deductible credit losses from acquired loans from TIBB, CBKN and GRNB. At each respective acquisition date, the Company records an estimate of deferred tax assets expected to be realized in connection with differences between the book and tax bases of assets and liabilities acquired. Such estimates include assumptions of expected realization of deductible credit losses associated with the acquired loan portfolio. These estimates are based on facts and circumstances existing at each respective acquisition date. According to Section 1374 of the Internal Revenue Code of 1986, bad debt deductions arising from debts owed at the beginning of the recognition period are not limited as built-in-losses under Section 382, if the deduction is properly taken into account after the first twelve months of the recognition period. As the actual credit losses resulting from acquired loans which qualified as bad debt deductions limited by Section 382 were lower than previously estimated consistent with our 2011 tax returns filed during the third quarter of 2012, the Company increased its deferred tax assets.

At December 31, 2012, the Company had $98,229 of Federal and state net operating loss carryforwards which begin to expire after 2029 if unused and are subject to an annual limitation of $10,888.

The Company and its subsidiaries are subject to U.S. federal income tax, as well as income tax of the states of Florida, South Carolina, North Carolina, Tennessee, and Virginia.

At December 31, 2012, 2011 and 2010, the Company had no amounts recorded for uncertain tax positions and does not expect the amount to change significantly during the next twelve months.

18.	Loan Commitments and Other Related Activities

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk of credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

The contractual amount of financial instruments with off-balance-sheet risk was as follows at December 31, 2012:

	Total	Fixed Rate	Variable Rate
Commitments to make loans	$65,079	$61,771	$3,308
Unfunded commitments under lines of credit	671,772	48,901	622,871

Total Commitments	$736,851	$110,672	$626,179

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

Commitments to make loans are generally made for periods of 30 days. As of December 31, 2012, the fixed rate loan commitments have interest rates ranging from 1.6% to 14.0% and maturities ranging from 1 year to 30 years.

As of December 31, 2012 the Bank was subject to performance letters of credit totaling $14,327, financial letters of credit totaling $14,897 and commercial letters of credit totaling $1,257.

19.	Fair Value

FASB guidance on fair value measurements defines fair value, establishes a framework for measuring fair value, and requires fair value disclosures for certain assets and liabilities measured at fair value on a recurring and non-recurring basis.

This guidance defines fair value as the exchange price that would be received for an asset or paid to transfer a liability in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

This guidance establishes a fair value hierarchy for disclosure of fair value measurements to maximize the use of observable inputs, that is, inputs that reflect the assumptions market participants would use in pricing an asset or liability based on market data obtained from sources independent of the reporting entity. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity can access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Cash & cash equivalents

For cash & cash equivalents, the carrying value is primarily utilized as a reasonable estimate of fair value.

Derivative financial instruments

Fair values for interest rate swaps, foreign exchange contracts, option agreements, forward loan sales agreements and interest rate caps are based upon the amounts required to settle the contracts. Fair values for commitments to originate loans held for sale are based on fees currently charged to enter into similar agreements. Fair values for fixed-rate commitments also consider the difference between current levels of interest rates and the committed rates.

Valuation of Investment Securities

The fair values of securities available for sale are determined by: 1) obtaining quoted prices on nationally recognized securities exchanges when available (Level 1 inputs); 2) matrix pricing, which is a mathematical technique widely used in the financial markets to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs); and 3) for collateralized debt obligations and certain corporate debt securities that are not actively traded, custom discounted cash flow modeling (Level 3 inputs).

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

As of December 31, 2012, the Company owned a collateralized debt security where the underlying collateral is comprised primarily of trust preferred securities of banks and insurance companies and certain corporate debt securities which are not actively traded. The inputs used in determining the estimated fair value of these securities are Level 3 inputs. In determining their estimated fair value, management utilizes a discounted cash flow modeling valuation approach. Discount rates utilized in the modeling of these securities are estimated based upon a variety of factors including the market yields of publicly traded trust preferred securities of larger financial institutions and other non-investment grade corporate debt. Additionally, cash flows utilized in the modeling of the collateralized debt obligation security were based upon actual default history of the underlying issuers and issuer specific assumptions of estimated future defaults of the underlying issuers.

As of December 31, 2012, Capital Bank held industrial revenue bonds which are floating rate issues subject to change upon terms of the agreement. Since there is no active secondary market for the trading of the bonds, the Company has developed a model to estimate fair value. This model determines an appropriate discount rate for the bonds based on current market rates for liquid corporate bonds with an equivalent credit rating plus an estimated illiquidity factor, and calculates the present value of expected future cash flows using this discount rate.

Mortgage Loans Held for Sale

Mortgage loans held for sale are carried at the lower of cost or estimated fair value. The fair values of mortgage loans held for sale are based on commitments on hand from investors within the secondary market for loans with similar characteristics. As such, the fair value adjustment for mortgage loans held for sale is classified as nonrecurring Level 2.

Valuation of Impaired Loans and Other Real Estate Owned

The fair value of collateral dependent impaired loans with specific allocations of the allowance for loan losses and other real estate owned is generally based on recent real estate appraisals and other available observable market information. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. The Company generally uses independent external appraisers in this process who routinely make adjustments to adjust for differences between the comparable sales and income data available. Such adjustments are typically significant and result in a Level 3 classification of the inputs for determining fair value. The Company’s policy is to update appraisals, at a minimum, annually for classified assets, which include collateral dependent loans and OREO. We consider appraisals dated within the past 12 months to be current and do not typically make adjustments to such appraisals. In the Company’s process for reviewing third-party prepared appraisals, any differences of opinion on values, assumptions or adjustments to comparable sales data are typically reconciled directly with the independent appraiser prior to acceptance of the final appraisal.

Sensitivity to Changes in Significant Unobservable Inputs

For recurring fair value estimates categorized within Level 3 of the fair value hierarchy, as of December 31, 2012, the Company owned a collateralized debt security, corporate bonds, and an Industrial Revenue bond. The significant unobservable inputs used in the fair value measurement of these securities are incorporated in the discounted cash flow modeling valuation. Rates utilized in the modeling of these securities are estimated based upon a variety of factors including the market yields of publicly traded trust preferred securities of larger financial institutions and other non-investment grade corporate debt. Cash flows utilized in the modeling of the collateralized debt security were based upon actual default history of the underlying issuers and issuer specific assumptions of estimated future defaults of the underlying issuers. Significant changes in any inputs in isolation would result in a significantly different fair value estimate.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

Assets and Liabilities Measured on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below as of December 31, 2012

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Available for sale securities
U.S. Government agencies	$8,015	$—	$8,015	$—
States and political subdivisions—tax exempt	17,215	—	17,215	—
States and political subdivisions—taxable	573	—	573	—
Mortgage-backed securities—residential	973,853	—	973,853	—
Industrial revenue bond	3,800	—	—	3,800
Marketable equity securities	2,719	2,719	—	—
Corporate bonds	26	—	—	26
Trust preferred securities	246	246	—	—
Collateralized debt obligations	297	—	—	297

Available for sale securities	$1,006,744	$2,965	$999,656	$4,123

Gross asset value of derivatives	880	—	880	—
Liabilities
Gross liability value of derivatives	412	—	412	—

Assets measured at fair value on a recurring basis are summarized below as of December 31, 2011:

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Trading securities	$637	$637	$—	$—

Available for sale securities
States and political subdivisions—tax exempt	34,245	—	34,245	—
States and political subdivisions—taxable	7,702	—	7,702	—
Mortgage-backed securities—residential	769,905	—	769,905	—
Mortgage-backed securities—residential private label	5,727	—	5,727	—
Industrial revenue bond	3,750	—	—	3,750
Marketable equity securities	1,807	1,807	—	—
Corporate bonds	2,810	—	2,020	790
Collateralized debt obligations	328	—	—	328

Available for sale securities	$826,274	$1,807	$819,599	$4,868

The table below presents reconciliations and income statement classifications of gains and losses for all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the year ended December 31, 2012 and held at December 31, 2012.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Corporate Bonds	Industrial Revenue Bond	Collateralized Debt Obligations
Beginning balance, January 1, 2012	$790	$3,750	$328
Included in earnings—other than temporary impairment	(38)	—	—
Included in earnings—gain on sale	81	—	32
Included in other comprehensive income—other than temporary impairment	—	50	19
Sales	(807)	—	(82)
Transfer in to Level 3	—	—	—

Ending balance December 31, 2012	$26	$3,800	$297

The table below presents reconciliations and income statement classifications of gains and losses for all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the year ended December 31, 2011 and held at December 31, 2011.

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Corporate Bonds	Industrial Revenue Bond	Collateralized Debt Obligations
Beginning balance, January 1, 2011	$—	$—	$795
Included in earnings—other than temporary impairment	(379)	—	(237)
Included in other comprehensive income—other than temporary impairment	—	—	(280)
Acquired in acquisitions	1,169	—	50
Transfer in to Level 3	—	3,750	—

Ending balance December 31, 2011	$790	$3,750	$328

Quantitative Information about Recurring Level 3 Fair Value Measurements

(Dollars in thousands)	Fair Value at December 31, 2012	Valuation Technique(s)	Significant Unobservable Input	Range
Corporate bonds	$26	Discounted cash flow	Discount rate	20%
		Discounted cash flow	Default probability	95%

Industrial revenue bond	$3,800	Discounted cash flow	Current yield/ discount rate	1.6-1.7%
		Discounted cash flow	Illiquidity factor	0.3%
		Discounted cash flow	Contractual rate	2.3%

Collateralized debt obligations	$297	Discounted cash flow	Discount rate	Libor +10.75% and +13%

Assets and Liabilities Measured on a Nonrecurring Basis

Valuation of Impaired Loans and Other Real Estate Owned

The fair value of collateral dependent impaired loans with specific allocations of the allowance for loan losses and other real estate owned is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are typically significant and result in a Level 3 classification of the inputs for determining fair value.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

Assets and liabilities measured at fair value on a nonrecurring basis are summarized below as of December 31, 2012:

	Fair Value Measurements Using
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Other real estate owned	$—	$—	$85,645
Other repossessed assets	—	268	—

Other real estate owned measured at fair value as of December 31, 2012 had a carrying amount of $101,695, less a valuation allowance of $16,050. Other repossessed assets are primarily comprised of repossessed vehicles and equipment and are measured at fair value as of the date of repossession.

Assets and liabilities measured at fair value on a nonrecurring basis are summarized below as of December 31, 2011:

	Fair Value Measurements Using
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Other real estate owned	$—	$—	$87,867
Other repossessed assets	—	261	—

Other real estate owned measured at fair value as of December 31, 2011 had a carrying amount of $95,557, less a valuation allowance of $7,690. Other repossessed assets are primarily comprised of repossessed vehicles and equipment and are measured at fair value as of the date of repossession.

Quantitative Information about Nonrecurring Level 3 Fair Value Measurements

(Dollars in thousands)	Fair Value at December 31, 2012	Valuation Technique(s)	Significant Unobservable Input	Range
OREO	$85,645	Fair value of property	Appraised value less costs to sell	7%-10%

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

Carrying amount and estimated fair values of financial instruments were as follows:

	Fair Value Measurement
	Carrying Value	Estimated Fair Value	Level 1	Level 2	Level 3
December 31, 2012

Financial Assets

Cash and cash equivalents	$734,874	$734,874	$734,874	$—	$—

Investment securities available for sale	1,006,744	1,006,744	2,965	999,656	4,123

Loans, net	4,678,228	4,962,495	—	11,276	4,951,219

Receivable from FDIC	8,486	8,486	—	8,486	—

Indemnification asset	49,417	49,417	—	—	49,417

Federal Reserve, Federal Home Loan Bank and Independent Bankers’ Bank Stock	39,217	39,217	—	—	39,217
Gross asset value of derivatives	880	880	—	880	—

Financial Liabilities
Noncontractual deposits	$3,802,170	$3,802,170	$—	$—	$3,802,170
Contractual deposits	2,070,698	2,075,342	—	—	2,075,342
Federal home loan bank advances	1,460	1,401	—	1,401	—
Short-term borrowings	41,508	41,507	—	41,507	—
Long-term borrowings	54,354	58,983	—	—	58,983
Subordinated debentures	126,076	124,798	—	—	124,798
Gross liability value of derivatives	412	412	—	412	—

December 31, 2011
Financial Assets
Cash and cash equivalents	$709,963	$709,963	$709,963	$—	$—
Trading securities	637	637	637	—	—
Investment securities available for sale	826,274	826,274	1,807	819,599	4,868
Loans, net	4,267,714	4,329,776	—	20,746	4,309,030
Receivable from FDIC	13,315	13,315	—	13,315	—
Indemnification asset	66,282	66,282	—	—	66,282
Federal Reserve, Federal Home Loan Bank and Independent Bankers’ Bank Stock	38,498	38,498	—	—	38,498

Financial Liabilities
Noncontractual deposits	$2,935,748	$2,935,748	$—	$—	$2,935,748
Contractual deposits	2,189,436	2,186,869	—	—	2,186,869
Federal home loan bank advances	221,018	236,919	—	236,919	—
Short-term borrowings	54,533	54,531	—	54,531	—
Long-term borrowings	55,243	58,419	—	—	58,419
Subordinated debentures	84,858	93,845	—	—	93,845

The methods and assumptions used to estimate fair value are described as follows:

Carrying amount is the estimated fair value for cash and cash equivalents, receivable from FDIC, derivatives, noncontractual demand deposits and certain short-term borrowings. As it is not practicable to determine the fair value of Federal Reserve, Federal Home Loan Bank stock, indemnification asset and other bankers’ bank stock due to restrictions placed on transferability, the estimated fair value is equal to their carrying amount. Security fair values are based on market prices or dealer quotes, and if no such information is available, on the rate and term of the security and information about the issuer including estimates of discounted cash flows when necessary. For fixed rate loans or contractual deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life, adjusted for the allowance for loan losses. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values. Fair value of long-term debt is based on current rates for similar financing.

The fair value of off-balance sheet items that includes commitments to extend credit to fund commercial, consumer, real estate construction and real estate-mortgage loans and to fund standby letters of credit is considered nominal.

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

20.	Condensed Financial Information of Capital Bank Financial Corp.

The Condensed Balance Sheets as at December 31, 2012 and 2011 and Income Statements and Statements of Cash Flows for the years ended 2012, 2011, and 2010 for Capital Bank Financial Corp. (parent only) are as follows:

Condensed Balance Sheets December 31, 2012 and 2011

(Parent Only)

	2012	2011
Assets
Cash and due from banks	$125,444	$141,976
Investment in bank subsidiary	1,171,074	179,894
Investment in other subsidiaries	6,883	587,812
Note receivable due from subsidiary	3,393	—
Accrued interest receivable and other assets	8,822	8,703

Total assets	$1,315,616	$918,385

Liabilities and Shareholders’ Equity
Long-term borrowings	$132,067	$—
Accrued interest payable and other liabilities	28,206	1,980
Shareholders’ equity	1,155,343	916,405

Total Liabilities and Shareholders’ Equity	$1,315,616	$918,385

The increase in the Investment in bank subsidiary from 2011 to 2012 relates to the Reorganization as described in Note 1.

Condensed Statements of Income

Years Ended December 31, 2012, 2011 and 2010

(Parent Only)

	2012	2011	2010
Operating income
Interest income	$99	$1,516	$3,175
Dividend income from subsidiaries	35	—	—
Management fee income	3,200	2,533	—

Total operating income	3,334	4,049	3,175

Operating expense
Salaries and benefits including stock based compensation	21,233	11,426	3,635
Interest expense	2,512	—	—
Other expense	3,793	4,796	10,757

Total operating expense	27,538	16,222	14,392

Loss before income tax benefit and equity in undistributed earnings of subsidiaries	(24,204)	(12,173)	(11,217)
Income tax benefit	9,085	4,074	3,699

Loss before equity in undistributed earnings of subsidiaries	(15,119)	(8,099)	(7,518)
Equity in income of subsidiaries, net of tax	65,610	14,311	19,548

Net income	$50,491	$6,212	$12,030

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

Condensed Statements of Cash Flows

Years Ended December 31, 2012, 2011 and 2010

(Parent Only)

	2012	2011	2010
Cash flows from operating activities
Net income	$50,491	$6,212	$12,030
Equity in income of subsidiaries	(65,610)	(14,311)	(19,548)
Stock-based compensation expense	18,667	9,090	—
Decrease in net income tax obligation	(8,820)	(4,074)	(3,699)
Change in accrued interest receivable and other assets	1,030	(880)	1,332
Change in accrued interest payable and other liabilities	(8,773)	208	(1)

Net cash used in operating activities	(13,015)	(3,755)	(9,886)

Cash flows from investing activities
Investment in bank subsidiary	—	(4,695)	(137,000)
Investment in bank holding company subsidiaries	(92,879)	(396,569)	(172,543)

Net cash used in investing activities	(92,879)	(401,264)	(309,543)

Cash flows from financing activities
Net proceeds from issuance of common shares and merger	89,362	—	339,713

Net cash provided by financing activities	89,362	—	339,713

Net (decrease) increase in cash and cash equivalents	(16,532)	(405,019)	20,284
Cash and cash equivalents
Beginning of period	141,976	546,995	526,711

End of period	$125,444	$141,976	$546,995

Supplemental disclosures of noncash transactions
Elimination of noncontrolling interest	79,413	—	—
Net acquisition of non-cash (liabilities)	(156,942)	(283,812)	(138,596)

Capital Bank Financial Corp.

Notes to Consolidated Financial Statements

December 31, 2012, 2011 and 2010

(Dollars and shares in thousands, except per share data)

21.	Supplemental Financial Data

Components of other expense in excess of 1 percent of total interest and non-interest income are as follows:

	2012	2011	2010
Amortization of intangibles	4,718	4,248	818
Postage, courier and armored car expense	3,901	2,467	460
Stationery, printing and supplies	2,825	1,810	289
Operational charge-offs	2,463	1,901	87
Travel	2,316	1,586	382

22.	Quarterly Financial Data (Unaudited)

The following is a summary of unaudited quarterly results for 2012 and 2011:

	2012				2011
	Fourth	Third	Second	First	Fourth	Third	Second	First
Condensed income statements:
Interest income	$77,808	$69,438	$72,893	$74,141	$74,341	$63,722	$49,544	$40,305
Net interest income	67,693	60,334	63,345	63,852	63,580	54,216	40,685	32,839
Provision for loan losses	6,736	5,771	6,608	5,376	16,790	11,846	8,215	1,545
Net Income before attribution of noncontrolling interests	4,644	37,845	6,373	6,163	1,393	3,748	2,031	350
Net income attributable to Capital Bank Financial Corp.	4,644	35,083	5,511	5,253	1,015	3,210	1,587	400
Basic earnings per common share	$0.09	$0.76	$0.12	$0.12	$0.02	$0.07	$0.04	$0.01
Diluted earnings per common share	$0.08	$0.75	$0.12	$0.12	$0.02	$0.07	$0.03	$0.01

23.	Subsequent Event

On January 30, 2013, the Company submitted a redemption notice to the property trustee, which will result in the redemption of the trust preferred securities for SCMF’s capital trust II 7.95% deferrable interest junior subordinated debentures with a principal amount of $34,500. The trust preferred securities will be redeemed at the redemption price of ten dollars per share, plus accrued and unpaid distributions through the redemption date. The trust preferred securities have been callable at any time on or after January 1, 2009. Under applicable regulatory capital guidelines issued by bank regulatory agencies, upon notice of redemption, these trust preferred securities will no longer qualify as Tier 1 capital for the Company. These redemptions will be funded with available cash.